                                                                     Exhibit 2.1
                                                                     -----------

                             Dated 17 January 2001



                           SHARE PURCHASE AGREEMENT

                                BY AND BETWEEN


                          ACT TELECONFERENCING, INC.

                                      AND

                           DAVID L. HOLDEN & OTHERS


                      For Acquisition of 10,000 Shares of
                         ACT Teleconferencing Limited




                          Faegre Benson Hobson Audley
                               7 Pilgrim Street
                                London EC4V 6LB
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                               TABLE OF CONTENTS

                                                                         Page
ARTICLE I THE PURCHASE AND SALE OF THE SHARES...........................    1

 Section 1.1   General..................................................    1
 Section 1.2   Purchase Price...........................................    1
 Section 1.3   Payment of Purchase Price................................    1
 Section 1.4   Waiver of Pre-emption Rights.............................    2

ARTICLE II COMPLETION...................................................    2

 Section 2.1   Place of Completion......................................    2
 Section 2.2   Date.....................................................    2
 Section 2.3   Completion...............................................    2
 Section 2.4   Shareholders' Agreement..................................    2

ARTICLE III WARRANTIES OF VENDORS.......................................    2

 Section 4.1   Title....................................................    2
 Section 4.2   Authority................................................    2
 Section 4.3   Ordinary Course..........................................    2

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER......................    3

 Section 4.1   Organization.............................................    3
 Section 4.2   Authorization; Non-Contravention; Approvals..............    3
 Section 4.3   Validity of Notes........................................    3
 Section 4.4   Financial Statements and SEC Filings.....................    3
 Section 4.5   Material Events..........................................    3
 Section 4.6   Issuance of Shares.......................................    4
 Section 4.7   Full Disclosure..........................................    4
 Section 4.8   Rule 144 Reporting.......................................    4

ARTICLE V INVESTMENT INTENT.............................................    4

ARTICLE VI ITEMS TO BE DELIVERED AT COMPLETION..........................    5

 Section 6.1   Completion Obligations...................................    5

ARTICLE VII VALUATION AND DELIVERY OF SHARES OF ACT COMMON STOCK........    5

 Section 7.1   Valuation................................................    5
 Section 7.2   Restricted Securities....................................    5
 Section 7.3   Legend...................................................    5
 Section 7.4   Restrictions on Transfer.................................    6
 Section 7.5   Permitted Transfers......................................    6
 Section 7.6   Piggy-Back Rights........................................    6

ARTICLE VIII DIVIDEND...................................................    7

 Section 8.1   Dividend.................................................    7

ARTICLE IX OTHER PROVISIONS.............................................    7

 Section 9.1   Expenses; Transfer Taxes.................................    7
 Section 9.2   Assignment...............................................    7
 Section 9.3   Further Assurances.......................................    7
 Section 9.5   Non-Disclosure...........................................    7
 Section 9.6   Notices..................................................    8
 Section 9.7   Headings, Table of Contents and Interpretation...........    8
 Section 9.8   Governing Law............................................    9
 Section 9.10  Waiver of Provisions.....................................    9
 Section 9.11  Counterparts.............................................    9
 Section 9.12  Entire Agreement.........................................    9
 Section 9.13  Severability.............................................    9
 Section 9.14  Joint and Several Liability..............................    9
 Section 9.15  Contracts (Rights of Third Parties) Act 1999.............    9

                                       i
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 schedules

     Schedule 1      -  Vendors and Holden Shares
     Schedule 6.1    -  Completion formalities



                                   EXHIBITS
                                   --------

          Exhibit A - Short term secured notes in the principal amount of
                      (Pounds)1,172,000 and secured loan notes in the principal amount of (Pounds)2,980,000

          Exhibit B - Regulation S Investment Agreement

          Exhibit C - Mortgage of Shares in ACT-Ltd

          Exhibit D - Variation of D Holden Service Agreement

          Exhibit E - Bank Guarantee

          Exhibit F - Buyer's Certificate

          Exhibit G - Escrow Agreement

                           SHARE PURCHASE AGREEMENT


     This SHARE PURCHASE AGREEMENT (the "Agreement") is made as of the 17/th/ day of January 2001, by and between ACT Teleconferencing, Inc., a Colorado corporation ("Buyer"), and the persons whose names and addresses are set out in column (1) of Schedule 1 (together the "Vendors" and individually a "Vendor").

     WHEREAS, Vendors are the legal and beneficial owners of 10,000 ordinary (Pounds)1 shares in the proportions set out against their respective names in column (2) of Schedule 1 (the "Holden Shares"), representing 40 percent of the issued share capital of ACT Teleconferencing Limited, a private company incorporated under the laws of England and Wales with registered number 2707124 and whose registered office is at 7 Pilgrim Street, London EC4V 6DR("ACT-Ltd");

     WHEREAS, Vendors desire to sell the Holden Shares to Buyer and Buyer desires to purchase the Holden Shares from Vendors, all on the terms and subject to the conditions set forth herein (the "Transaction");

     WHEREAS, Buyer is the beneficial owner of 15,000 ordinary (Pounds)1 shares, representing 60 percent of the issued share capital of ACT-Ltd;

     IT IS AGREED as follows:

                                   ARTICLE I
                      THE PURCHASE AND SALE OF THE SHARES

     Section 1.1 General. Upon the terms and subject to the conditions of this Agreement, Vendors hereby agree to sell to Buyer with full title guarantee all the legal and beneficial interest in and free from all liens, charges and encumbrances and Buyer in reliance on the warranties contained in Article III hereby agrees to purchase the Holden Shares.

     Section 1.2 Purchase Price. The consideration for the sale to Buyer of the Holden Shares shall be the sum of (Pounds)6,450,000 (the "Purchase Price").

     Section 1.3 Payment of Purchase Price. The Purchase Price shall be satisfied at Completion (as defined in Article II), as follows:

                 (a) Buyer shall pay to the Vendors (Pounds)28,000 in cash, by way of electronic transfer for following day value and apportioned between the Vendors as set out opposite their respective names in
          Schedule 1, column (3);

                 (b) Buyer shall deliver to Vendors short term secured notes in the form of Exhibit A hereto (the "Short Term Notes") in the principal amount of (Pounds)1,172,000, and apportioned between them as set out opposite their respective names in Schedule 1, column (4);

                 (c) Buyer shall deliver to Vendors secured loan notes in the principal amount of (Pounds)2,980,000 in the form of Exhibit A (the "Loan Notes") and apportioned between them as set out opposite their respective names in Schedule 1, column (5);

                 (d) Buyer shall deliver to Vendors such number of shares of ACT Teleconferencing, Inc. Common Stock, no par value (the "ACT Common Stock"), as is set out opposite their respective names in Schedule 1, column (6) in the value of the U.S. dollar equivalent (Pounds)1,920,000 (as determined in Article VII as at Completion); and

                 (e) Buyer shall pay to David Holden (Pounds)350,000 in cash, by way of electronic transfer for following day value in consideration for him entering into the Deed of Variation of his Service Agreement in the form set out at Exhibit D

     Section 1.4 Waiver of Pre-emption Rights. Each of the Vendors waives any pre-emption rights he or she may have in relation to any of the Holden Shares whether under the articles of association of ACT-Ltd. or otherwise.

                                  ARTICLE II
                                  COMPLETION

     Section 2.1 Place of Completion. The sale and purchase of the Holden Shares described in Article I hereof and the other transactions contemplated by this Agreement (the "Completion") shall take place at the offices of Faegre Benson Hobson Audley (the "Buyer's Solicitors") a multinational partnership, 7 Pilgrim Street, London, EC4V 6DR England immediately after the signature of the Agreement at 4:00 p.m., local time, on January 17, 2000, or such other time and date as Vendors and Buyer may mutually agree.

     Section 2.2 Date. The date on which Completion occurs shall be referred to in this Agreement as the "Completion Date."

     Section 2.3 Completion. On Completion the parties shall comply with the respective obligations under Article VI.

     Section 2.4 Shareholders' Agreement. For the avoidance of doubt the shareholders' agreement dated 10 April 1992 made between the Buyer, David Holden and ACT-Ltd shall terminate and cease to have any effect as at Completion.

                                  ARTICLE III
                             WARRANTIES OF VENDORS

     Vendors warrant to Buyer as follows:

     Section 4.1 Title. There is no option, right of pre-emption, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the Holden Shares nor is there any commitment to give or create any of the foregoing, and no person has claimed to be entitled to any of the foregoing.

     Section 4.2 Authority. Vendors have the requisite power and authority to enter into and perform this Agreement and any other agreement or instrument ancillary hereto to which they or any of them are a party and all such agreements and instruments will, when executed, constitute binding obligations on Vendors in accordance with their respective terms.

     Section 4.3 Ordinary Course. David Holden warrants and undertakes that he has not in his capacity as a director of ACT-Ltd entered into or committed ACT-Ltd to any binding obligation which is outside the ordinary course of the business of ACT-Ltd which has not been authorised by the board of directors of ACT-Ltd or disclosed to such board or otherwise properly reflected in the books and records of ACT-Ltd.

                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer warrants to Vendors as follows:

     Section 4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and is duly authorized and qualified under all applicable laws, regulations, and ordinances of public authorities to carry on its business in the places and in the manner now conducted.

     Section 4.2 Authorization; Non-Contravention; Approvals. Buyer has the full legal right, power and authority to enter into this Agreement and to effect the Transaction. The execution, delivery

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and performance of this Agreement have been approved by the board of directors of Buyer. No additional corporate proceedings on the part of Buyer are necessary to authorize the execution and delivery of this Agreement and the consummation by Buyer of the Transaction. This Agreement has been duly and validly executed and delivered by Buyer, and, assuming the due authorization, execution and delivery by Vendors, constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

     Section 4.3 Validity of Notes. The Short Term Notes and Loan Notes have been duly and validly authorized and when issued delivered and sold in accordance with this Agreement will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles affecting the enforcement of creditors' rights generally.

     Section 4.4 Financial Statements and SEC Filings. Buyer has delivered to Vendors true and complete copies of (i) its annual report on Form 10-K for year ended December 31, 1999; (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, June 30 and September 30, 2000; (iii) its proxy statements relating to all meetings of the shareholders of Company held since January 1, 2000; (iv) all of its other reports filed with the Securities and Exchange Commission ("SEC") since January 1, 2000 and (v) registration statements filed with the SEC since January 1, 2000. The reports and statements so delivered are referred to collectively in this Agreement as the "Buyer SEC Filings." As of their respective dates, the Buyer SEC Filings (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Buyer included or incorporated by reference in the Buyer SEC Filings (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); (ii) complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; and (iii) fairly present, in all material respects, the financial position of Buyer as of the dates thereof and the income and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

     Section 4.5 Material Events. Except as disclosed in the Buyer SEC Filings, and except as expressly contemplated by this Agreement, since the date of the most recent audited financial statements including in the Buyer SEC Filings there has not been any event, occurrence or development of a state of circumstances or facts which has had a material adverse effect on the operations, results of operations, assets or financial condition of Buyer's business, taken as a whole.

     Section 4.6 Issuance of Shares. The shares to be issued pursuant to this Agreement are duly authorized and, when issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.

     Section 4.7 Full Disclosure. No representation or warranty of Buyer contained in this Agreement contains an untrue statement of material fact or, to the knowledge of Buyer, omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading in any material respect when made.

     Section 4.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the ACT Common Stock to the public without registration, the Buyer agrees to use its best efforts to:

          (a) Make and keep public information regarding the Buyer available as those terms are understood and defined in Rule 144 under the 1933 Act (as defined below), at all times;

          (b) File with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the Securities Exchange Act of 1934 (the "1934 Act");

          (c) So long as a Vendor owns any ACT Common Stock, furnish to the Vendor forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Vendor may reasonably request in availing itself of any rule or regulation of the Commission allowing a Vendor to sell any such securities without registration.

                                   ARTICLE V
                               INVESTMENT INTENT

     Vendors warrant and acknowledge that:

                 (a) Vendors are not acquiring any of the ACT Common Stock for the purpose of immediate resale or disposition in any manner as would require registration of the sale of such shares hereunder pursuant to
          Section 5 of the US Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act") or any applicable state securities law, and Vendors acknowledge that such shares may not be resold in the absence of registration, or the availability of an exemption from registration, under the 1933 Act or any applicable state securities laws; and

                 (b) Each of the Vendors either (i) qualifies as an "Accredited Investor" within the meaning of Rule 501(a) promulgated by the SEC under the 1933 Act or (ii) if not an accredited investor, either alone or with the Vendors' purchaser representative(s) has such knowledge and experience in financial and business matters that the Vendors are capable of evaluating the merits and risks of the investment;

                 (c) Vendors are properly able to evaluate the business, history, prospects and capital structure of Buyer and the risks inherent in ownership of ACT Common Stock; and

                 (d) Vendors acknowledge that the issuance of ACT Common Stock to Vendors is structured and intended to be exempt from registration under the 1933 Act under Regulation D and/or Regulation S, promulgated under the 1933 Act.

                                   ARTICLE VI
                      ITEMS TO BE DELIVERED AT COMPLETION

     Section 6.1 Completion Obligations.  At Completion:-

                 (i) Vendors shall deliver or procure to be delivered to Buyer those items set out in Paragraph 1 of Schedule 6.1;

                 (ii) Vendors shall procure that those matters specified in Paragraph 2 of Schedule 6.1 are effected at or with effect from Completion;

                 (iii) Buyer shall deliver or procure to be delivered to Vendors or to Nabarro Nathanson, of The Anchorage, 34 Bridge Street, Reading, RG1 2LU (the "Vendors' Solicitors") who shall receive the same as agent for Vendors or any of them (as the case may be) whose receipt shall be an absolute discharge of Buyer and shall be binding upon and conclusive against each of the Vendors, those items set out in Paragraph 3 of Schedule 6.1.

                                  ARTICLE VII
             VALUATION AND DELIVERY OF SHARES OF ACT COMMON STOCK

     Section 7.1 Valuation. For the purpose of computing the U.S. dollar value of the (Pounds)1,920,000 referred to in Section 1.3(d), that sterling figure shall be multiplied by an agreed GB Pounds sterling - U.S. dollar exchange rate of US$1.50. For the purpose of computing the number of Shares of ACT Common Stock to be delivered by the Buyer to the Vendors on the Completion Date in accordance with Section 1.3

(d) hereof, the value of each Share of ACT Common Stock shall be assessed for the purpose of this Agreement as being US$ 8.00 per share. Consequently, 360,000 Shares of ACT Common Stock shall be issued to Vendors on Completion.

     Section 7.2 Restricted Securities. Vendors acknowledge that the ACT Common Stock will constitute "restricted securities" as defined under Rule 144 of the Securities Act of 1933, namely, they will not be offered or issued in a transaction that was registered with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933.

     Section 7.3 Legend. Vendors acknowledge that the certificate or certificates representing Shares of ACT Common Stock will bear a legend to the following effect:

                 THE SECURITIES WHICH ARE THE SUBJECT OF THIS INVESTMENT AGREEMENT HAVE BEEN ISSUED IN A TRANSACTION WHICH WAS NOT REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, IN RELIANCE ON AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS, AND MAY NOT BE OFFERED, SOLD, OR PLEDGED IN THE UNITED STATES OR TO U.S. PERSONS (AS THAT TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS THE OFFER, SALE, OR PLEDGE IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS IS AVAILABLE.

     Section 7.4 Restrictions on Transfer. So as to maintain an orderly market in ACT Common Stock, Vendors agree to the following restrictions on the sale, transfer or other disposition of the shares of ACT Common Stock issued to them pursuant to this Agreement without the prior written consent of Buyer (concurrent with the one year restriction imposed by U.S. securities laws):

       (a)  two years from Completion on 33.3 percent of such shares;

       (b)  three years from Completion on 33.3 percent of such shares; and

       (c)  four years from Completion on 33.4 percent of such shares.

     Section 7.5 Permitted Transfers. Notwithstanding Section 7.4 and provided always that the proposed transfer does not infringe any applicable US securities laws, Buyer will not unreasonably withhold or delay its consent to the transfer of any shares of ACT Common Stock by any of the Vendors to a Permitted Transferee. For these purposes, a "Permitted Transferee" means:-

(i) the husband or wife of such Vendor and all the lineal descendants and ascendants in direct line of such Vendor and the brothers and sisters of such Vendor and their lineal descendants (a "Family Member"); or

(ii) the trustee(s) of a trust under which no immediate beneficial interest in any of the shares in question is at any time during the relevant restriction periods under Section 7.4 to be vested in any person other than that Vendor and/or a Family Member of that Vendor (a "Family Trust");

(iii) a company which is and is to remain during the relevant restriction periods under Section 7.4 controlled (as such expression is defined under Section 416 of the Income & Corporation Taxes Act 1988) by a Family Member or the trustee(s) of a Family Trust; or

(iv) any third party with whom any of the Vendors wishes to enter into any hedging transaction in relation to any of their shares of ACT Common Stock.

     Section 7.6 Piggy-Back Rights. Subject always to the foregoing provisions of this Article VII Vendors shall have "piggy-back" rights in relation to their shares of ACT Common Stock in respect of any underwritten public offering of ACT Common Stock (other than offerings in connection with stock options and/or benefit plans) and subject always to any limitations imposed by the underwriter to such offerings at the underwriter's discretion.

                                 ARTICLE VIII
                                   DIVIDEND

     Section 8.1 Dividend. The Parties acknowledge that a pre-sale dividend of (Pounds)5.74 per share amounting to (Pounds)143,500 has been declared and payment arrangements made resulting in a dividend payable to Mr David Holden of (Pounds)57,400 and to Buyer of (Pounds)86,100 (the "Pre-Sale Dividend"). Immediately following Completion, the parties shall procure that a meeting of the board of directors of ACT-Ltd is held at which the directors shall resolve to declare and pay a post-sale dividend of (Pounds)43.26 a share to Buyer amounting to (Pounds)1,081,500 in total in respect of the 25,000 ordinary shares of (Pounds)1 each in ACT-Ltd beneficially owned by Buyer (the "Post Sale Dividend"). Buyer hereby acknowledges receipt of (Pounds)750,000 which has been remitted by ACT-Ltd by bank transfer to Buyer's account with Barclays Bank Plc, Reading and (Pounds)410,250 which has been remitted by ACT-Ltd by bank transfer to Buyer's Solicitors client account, in part satisfaction of its entitlement to Pre-Sale Dividend and Post-Sale Dividend and confirms that the balance of the Pre-Sale dividend and the Post-Sale Dividend due to it of (Pounds)7,350 should remain with ACT-Ltd until payment is demanded by Buyer. Buyer hereby authorises Buyer's Solicitors to remit from the sum of (Pounds)410,250 and any further amounts held by them on their client account on Buyer's behalf,:-

          8.1.1 (Pounds)28,000 to Vendors' Solicitors by bank transfer in satisfaction of Buyer's payment obligations under Section 1.3(a); and

          8.1.2 (Pounds)350,000 to Vendors' Solicitors by bank transfer in satisfaction of Buyer's payment obligations under Section 1.3(e); and

          8.1.3 (Pounds)32,260 to the Stamp Office for the purpose of stamping the transfers of the shares in ACT-Ltd acquired by Buyer under this Agreement

                                  ARTICLE IX
                               OTHER PROVISIONS

     Section 9.1 Expenses; Transfer Taxes.   Each of the parties shall pay its
own legal, accountancy and other professional or brokerage costs, charges and expenses connected with the negotiation, preparation and implementation of this Agreement and any agreements entered into in connection therewith.

     Section 9.2 Assignment. The rights created by this Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors, heirs and permitted assigns of the respective parties hereto. This Agreement and any rights or obligations thereunder may not be assigned or transferred by Buyer or Vendors in whole or in part without the prior written consent of the other party hereto.

     Section 9.3 Further Assurances. Each party hereto will execute and deliver all such instruments and take all such actions as are called for by this Agreement, and all such instruments and actions that the other party shall reasonably request in connection with carrying out and effecting the intent and purpose hereof and all transactions and undertakings contemplated by this Agreement, including, without limitation, the execution and delivery of any and all reasonably necessary confirmatory documents and other instruments in addition to those to be delivered on Completion Date, and any and all actions which may reasonably be necessary to complete the transactions contemplated hereby.

     Section 9.5 Non-Disclosure. Buyer and Vendors shall each refrain from disclosing (and shall prevent each person under such party's control from disclosing) to anyone (other than Buyer, Vendors and (as applicable) their respective shareholders, directors, officers, solicitors, attorneys, and accountants) this Agreement or any term or provision hereof, except that each party may make such disclosure (if any) (i) to which each other party hereto has consented in writing (such consent not to be unreasonably withheld or delayed), (ii) that is required by law or (iii) that is reasonably necessary in order to enforce this Agreement.

     Section 9.6 Notices. Any notices to be served hereunder shall be deemed sufficiently given by one party to another only if in writing and if and when delivered or tendered by personal delivery or as of five business days after deposit by Buyer in the United States Mail or as of two business days after sending by Vendors or Buyer by first class recorded delivery post, with postage prepaid (airmail postage if addressee is in another country); 24 hours after deposit with an overnight courier; or two hours after confirmation of delivery by facsimile, addressed as follows:

                 If to Vendors, to:    David L. Holden
                                       41 Kingsend
                                       Ruislip
                                       Middlesex HA4 7DD

                 With a copy to:    Nabarro Nathanson
                                       The Anchorage
                                       34 Bridge Street
                                       Reading RG1 2LU
                                       England
                                       Attention: Barry Maytum
                                       Fax: 0118 952 5640

                 If to Buyer, to:      ACT Teleconferencing, Inc.
                                       1658 Cole Boulevard, Suite 130
                                       Golden, Colorado 80401 USA
                                       Attention: Gavin J. Thomson, CFO
                                       Fax: (303) 233-0895

                 With a copy to:    Faegre Benson Hobson Audley
                                       7 Pilgrim Street
                                       London EC4V 6DR
                                       England
                                       Attention: Edward Hoare
                                       Fax: 020 7450-4544

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section
9.6. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom it is given. Any party may unilaterally change any one or more of the addresses to which a notice to the party or its representative is to be delivered or mailed, by written notice to the other party hereto given in the manner stated above.

In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid first class recorded delivery letter or that the facsimile message was properly addressed and dispatched as the case may be.

     Section 9.7 Headings, Table of Contents and Interpretation. The headings contained in this Agreement and the table of contents hereof are for convenience of reference only and neither the headings nor the table of contents shall be considered a part of this Agreement or used to construe any provision hereof. Any reference to an enactment (or subordinate legislation or any rule made by a local authority and having the effect of law) is a reference to it as amended and includes a reference to any repealed enactment which it may re-enact with or without amendment. Unless there is something in the subject or context inconsistent therewith, words importing the singular include the plural and vice versa; words importing any gender shall include all genders; and words importing individuals shall include corporations or unincorporated bodies of persons and partnerships.

     Section 9.8 Governing Law. This Agreement and any dispute arising under or in connection with it shall be construed and enforced in accordance with, and governed by, English law and the parties hereby submit to the non-exclusive jurisdiction of the English courts.

     Section 9.10 Waiver of Provisions. Compliance with any term, covenant, representation, warranty, or condition of this Agreement may be waived only by a written instrument executed by the party waiving compliance. No waiver by any party of any condition or any breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty. Notwithstanding any rule of law or equity to the contrary any release, waiver or compromise or any other arrangement of any kind whatsoever which Buyer may agree to or effect as regards one Vendor in connection with this Agreement shall not affect the rights and remedies of Buyer as regards the other Vendors.

     Section 9.11 Counterparts. This Agreement may be executed in any number of counterparts, and all counterparts so executed shall constitute one and the same agreement, binding on the parties hereto, notwithstanding that the parties are not signatory to the same counterpart.

     Section 9.12 Entire Agreement. This Agreement, together with all Schedules and Exhibits hereto and the instruments that are executed and if applicable delivered pursuant hereto, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes and cancels any and all prior agreements and understandings, written or oral, relating to the subject matter hereof, and may not be amended or modified except in writing signed by all parties hereto.

Each of the parties acknowledges that in agreeing to enter into this Agreement it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this Agreement and the documents referred to in it) made by or on behalf of any other party before the signature of this Agreement. Each of the parties waives all rights and remedies which, but for this clause, might otherwise be available to him in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this clause shall limit or exclude any liability for fraud.

     Section 9.13 Severability. If any provision of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect any other provision and this Agreement shall be construed as if the unlawful or unenforceable provision were not included herein.

     Section 9.14 Joint and Several Liability. References under this Agreement to the Vendors includes each Vendor severally and the obligations of the Vendors under this Agreement and any instruments that are executed and if applicable delivered pursuant hereto shall be joint and several obligations.

     Section 9.15 Contracts (Rights of Third Parties) Act 1999. Save as expressly provided in this Agreement, the parties do not intend any term of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                             BUYER:

                                             ACT TELECONFERENCING, INC.



                                             By: /s/ Charles T. Stout
                                                -----------------------------
                                                Its Assistant Secretary
                                                -----------------------------

                                        VENDORS:



                                        /s/ David L. Holden
                                        ------------------------------------
                                                   David L. Holden



                                        /s/ Leonard Walter Holden
                                        ------------------------------------
                                                   Leonard Walter Holden



                                        /s/ Ronald Neil Holden
                                        ------------------------------------
                                                   Ronald Neil Holden



                                        /s/ June Holden
                                        ------------------------------------
                                                   June Holden

                                  SCHEDULE 1
                                  ----------

                           Vendors and Holden Shares

       (1)                    (2)                    (3)                    (4)                      (5)                (6)

     Vendors             Shareholding         Cash Consideration      Short Term Notes            Loan Notes       ACT Common Stock
     -------             ------------         ------------------      ----------------            ----------       ----------------
David Holden            9,700 (Pounds)1         (Pounds)7000         (Pounds)1,136,840          (Pounds)2,890,600       349,200
41 Kingsend,            Ordinary Shares
 Ruislip,
 Middlesex HA4 7DD

Leonard Walter           100 (Pounds)1          (Pounds)7000            (Pounds)11,720           (Pounds)29,800          3,600
 Holden                 Ordinary Shares
34 Bower Hall
 Drive, Steeple
 Dumstead, nr
 Haverhill,
 Suffolk CB9 7ED

Ronald Neil Holden       100 (Pounds)1          (Pounds)7000            (Pounds)11,720           (Pounds)29,800         3,600
15 Columba Drive,       Ordinary Shares
 Leighton Buzzard,
 Bedfordshire LU7
 8YN

June Holden              100 (Pounds)1          (Pounds)7000            (Pounds)11,720           (Pounds)29,800        3,600
15 Columba Drive,       Ordinary Shares
 Leighton Buzzard,
 Bedfordshire LU7
 8YN
                     ----------------------                                                           =====================
                        10,000 (Pounds)1                                                               360,000 Fully Paid
                        Ordinary Shares                                                                and Non-Assessable
                     ---------------------                                                              Shares of No Par
                     ======================                                                            Value Common Stock
                                                                                                      --------------------
                                                                                                      =====================

                                 SCHEDULE 6.1

                            COMPLETION FORMALITIES

1.   Items To Be Delivered By Vendors

     At Completion Vendors shall deliver or procure to be delivered to Buyer or Buyer's Solicitors: (save for the items referred to in paragraph 1.1 and 1.2 below which will be delivered to the Vendor's Solicitors in accordance with the provisions of the documents referred to in paragraphs 1.5 and 1.6 below)

     1.1 duly executed transfers into the name of Buyer in respect of the Holden Shares;

     1.2 share certificates representing the Holden Shares (or an indemnity in a form satisfactory to the Buyer in respect of any missing certificates);

     1.3 any other documents which may be necessary to give good legal and beneficial title to the Holden Shares (including any power of attorney under which any document required to be delivered under this paragraph 1 has been executed or signed);

     1.4 if not already in the possession or under control of Buyer, the certificates of incorporation, the certificates of incorporation on change of name, the common seals, all minute books, share registers and share certificate books of ACT-Ltd if not already in Buyer's possession;

     1.5 the Mortgage of Shares in respect of the Holden Shares in the form annexed as Exhibit C duly signed by Vendors;

     1.6 the Escrow Agreement in respect of the Holden Shares in the form annexed as Exhibit G duly signed by Vendors' Solicitors;

     1.7. the Variation of D Holden's Service Agreement in the form annexed as Exhibit D duly signed by Mr David Holden

     1.8 the Regulation S Investment Agreement in the form annexed as Exhibit B duly executed by each of the Vendors;

     1.9  a copy of the board minutes referred to in paragraph 2 below.

     1.10 The Short Term Notes in the form annexed as Exhibit A duly executed by Vendors

     1.11 The Loan Notes in the form annexed as Exhibit A duly executed by Vendors

2.   Matters To Be Procured By Vendors

     2.1 At Completion the Vendors shall procure that a meeting of the directors of ACT-Ltd is held at which it is resolved that:-

          2.1.1 ACT-Ltd shall approve for registration the transfers of the Holden Shares to Buyer (subject only to their being duly stamped);

          2.1.2 Act-Ltd shall approve and authorise the signing of the Variation of D Holden's Agreement in the form annexed as Exhibit D.

3.   Items to Be Delivered by Buyer

      At Completion Buyer shall deliver or procure to be delivered to Vendors or the Vendors' Solicitors whose receipt shall be an absolute discharge of Buyer and shall be binding upon and conclusive against each of the Vendors;

     3.1  Cash in the sum of (Pounds)28,000 in accordance with Section 1.3(a);

     3.2. The Short Term Notes in the form annexed as Exhibit A duly executed by Buyer totaling (Pounds)1,172,000 as further provided in Section 1.3(b);

     3.3. The Loan Notes in the form annexed as Exhibit A duly executed by Buyer totaling (Pounds)2,980,000 as further provided in Section 1.3(c);

     3.4 360,000 Shares of ACT Common Stock in the value of US Dollar equivalent (Pounds)1,920,000 as determined in accordance with Article VII;

     3.5 Cash in the sum of (Pounds)350,000 payable to David Holden in accordance with Section 1.3(e);

     3.6 The Mortgage of Shares in the form annexed as Exhibit C duly executed by Buyer;

     3.7 The Bank Guarantee in the form annexed as Exhibit E duly executed by Barclays Bank PLC;

     3.8 The Buyer's Certificate in the form annexed as Exhibit F duly executed by company secretary of Buyer

     3.9 The Variation of D Holden's Service Agreement in the form annexed as Exhibit D duly signed by ACT-Ltd

                                   Exhibit A
                                   ---------

                        Short Term Notes and Loan Notes
                        -------------------------------





            DATED                                  17 JANUARY 2001
            ------------------------------------------------------




                          ACT TELECONFERENCING, INC.




            ------------------------------------------------------
                   INSTRUMENT CONSTITUTING (Pounds)1,172,000
            CONVERTIBLE SECURED A LOAN NOTES AND (Pounds)2,980,000
                       CONVERTIBLE SECURED B LOAN NOTES
            ------------------------------------------------------


                               Nabarro Nathanson
                                 The Anchorage
                               34 Bridge Street
                                    Reading
                                    RG1 2LU

                              Tel: 0118 950 4700

                                   CONTENTS

Clause                   Subject matter                                    Page
 1.  INTERPRETATION.......................................................    1
 2.  AMOUNT OF NOTES......................................................    3
 3.  REPAYMENT OF NOTES...................................................    3
 4.  INTEREST.............................................................    4
 5.  CERTIFICATES.........................................................    4
 6.  COVENANTS............................................................    4
 7.  EVENTS OF DEFAULT....................................................    7
 8.  THE REGISTER.........................................................    8
 9.  TITLE TO NOTES.......................................................    8
10.  TRANSFERS OF NOTES...................................................    9
11.  DEATH OR BANKRUPTCY OF A NOTEHOLDER..................................    9
12.  NOTICES..............................................................    9
13.  VARIATION OF RIGHTS AND MEETINGS OF NOTEHOLDERS......................   10
14.  RE-ISSUES............................................................   10
15.  MORTGAGE.............................................................   10
16.  SET OFF..............................................................   11
17.  THE SCHEDULES........................................................   11
18.  GOVERNING LAW........................................................   11
SCHEDULE 1................................................................   12
SCHEDULE 2 - CONVERSION RIGHTS AND NOTICE OF CONVERSION...................   13
SCHEDULE 3 - DEED OF GUARANTEE............................................   17

                             LOAN NOTE INSTRUMENT

DATE           17 JANUARY 2001

BY ACT TELECONFERENCING, INC. ("Company"), a corporation organised and existing under the laws of the State of Colorado with its principal place of business at Golden, Colorado, USA.

WHEREAS by a resolution of the Board (being duly empowered in that behalf by the Company's Bye-laws) passed on the fifth day of January 2001 the Company has created (Pounds)1,172,000 convertible A loan notes and (Pounds)2,980,000 convertible secured B loan notes to be constituted in the manner following, to be guaranteed by Barclays Bank PLC in accordance with the Guarantee (as defined below) and to be issued in connection with the acquisition by the Company of 10,000 ordinary shares of (Pounds)1 each in the capital of ACT Teleconferencing Limited ("Subsidiary"), a company registered in England and Wales with registered number 2707124, representing 40 per cent of its issued share capital, pursuant to a share purchase agreement dated the same date as this instrument between the Noteholders (1) and the Company (2).

IT IS DECLARED AS FOLLOWS:

1.   INTERPRETATION

1.1 In this instrument and the Schedules hereto the following expressions shall have the following meanings unless the context otherwise requires:

     "Additional Notes"

            means such further amount or amounts of guaranteed loan notes as may be issued on exercise by any Noteholder of the Conversion Rights;

     "A Notes"

            means the (Pounds)1,172,000 convertible secured A loan notes of the Company constituted by this instrument or, as the case may be, the amount of those A Notes for the time being issued and outstanding, to be issued to the Noteholders pursuant to Article 1, Section 1.3(a) of the Share Purchase Agreement;

     "B Notes"

            means the (Pounds)2,980,000 convertible secured B loan notes of the Company constituted by this instrument or, as the case may be, the amount of those B Notes for the time being issued and outstanding, to be issued to the Noteholders pursuant to Article 1, Section 1.3(b) of the Share Purchase Agreement;

     "Board"

            means the Board of Directors for the time being of the Company or a committee thereof;

     "Conversion Rights"

            means the conversion rights set out in Schedule 2 to this instrument;

     "Group Company"

            means each of the Company and every subsidiary or holding company for the time being of the Company and every subsidiary for the time being of any such holding company and "subsidiary" and "holding company" shall have the respective meanings ascribed to those expressions by section 736 of the Companies Act 1985;

     "Guarantee"

            means the guarantee of Barclays Bank PLC dated the same date as this instrument substantially in the form set out in Schedule 3;

     "Net Worth"

            at any time means the aggregate at such time of:

            (i) the amounts paid up, or credited as paid up, on the issued share capital of the Subsidiary;

            (ii) any credit balance on the profit and loss account of the Subsidiary; and

            (iii) any amount standing to the credit of any other capital and revenue reserves of the Subsidiary including any share premium account and capital redemption reserve;

            less the aggregate at such time of any debit balance on the profit and loss account of the Subsidiary;

     "Notes"

            means, together, the A Notes and the B Notes;

     "Noteholders"

            means the several persons whose names are for the time being entered in the Register as the holder or holders of the Notes and "Noteholder" means any one of them;

     "Register"

            means the register of the holders of the Notes to be maintained by the Company;

     "Repayment"

            includes redemption and vice versa and the words "repay", "redeem", "repayable", "redeemable", "repaid" and "redeemed" shall be construed accordingly;

     "Share Purchase Agreement"

            means an agreement dated the same date as this instrument, between the Noteholders (1) and the Company (2) pursuant to which the Noteholders have agreed to sell and the Company has agreed to purchase 40 per cent of the issued share capital of the Subsidiary;

1.2 Words denoting the singular number only shall include the plural number also and vice versa.

1.3 Words denoting the masculine gender only shall include the feminine gender also.

1.4  Words denoting persons only shall include corporations.

1.5 Subject as aforesaid any word or expression defined in the Companies Act 1985 shall if not inconsistent with the subject or context bear the same meaning in this instrument and in the Schedules hereto.

2.   AMOUNT OF NOTES

2.1 The aggregate principal amount of the A Notes constituted by this instrument is limited to (Pounds)1,172,000 and will be issued in registered form in denominations of (Pounds)1 in accordance with Article 1, Section 1.3(a) of the Share Purchase Agreement. All of the A Notes will rank pari passu equally and rateably without discrimination or preference.

2.2 The aggregate principal amount of the B Notes constituted by this instrument is limited to (Pounds)2,980,000 and will be issued in registered form in denominations of (Pounds)1 in accordance with Article 1, Section 1.3(b) of the Share Purchase Agreement. All of the B Notes will rank pari passu equally and rateably without discrimination or preference.

2.3 The Notes are convertible by and at the sole option of the Noteholders in whole or in part in accordance with the Conversion Rights.

3.   REPAYMENT OF NOTES

3.1 The Company hereby covenants that unless and to the extent previously converted under the Conversion Rights or redeemed or repaid under any of the provisions of this instrument, the A Notes will be repaid in full at par by telegraphic transfer to such bank account as is nominated by the respective Noteholder, together with accrued interest in accordance with clause 4, on 6 April 2002.

3.2 The Company hereby covenants that unless and to the extent previously converted under the Conversion Rights or redeemed or repaid under any of the provisions of this instrument, the B Notes will be repaid in four equal tranches of (Pounds)745,000 at par by telegraphic transfer to such bank account as is nominated by the respective Noteholder, together with accrued interest in accordance with clause 4, on 31 December 2002, 31 December 2003, 31 December 2004 and 31 December 2005 respectively (or nearest business day).

3.3 Each Noteholder shall be entitled to require the whole or any part of the A Notes for the time being held by him to be repaid at par in integral amounts of (Pounds)10,000 (or in the total amount of that Noteholder's holding of A Notes if the principal is less than (Pounds)10,000), together with accrued interest in accordance with clause 4, at any time on or after 31 December 2001.

3.4 The respective Noteholder shall exercise his right pursuant to clause 3.3 by giving at least 14 days' written notice (accompanied by the relative loan note certificate) to the Company at its registered office, following which the Company shall immediately repay all or any part of the Notes held by him as specified in the written notice at par, together with accrued interest. A notice of redemption given to the Company in accordance with this clause shall be irrevocable.

3.5 Each Noteholder shall have the right on giving three months' written notice (accompanied by the relative loan note certificate) to the Company at its registered office, to require the immediate repayment of all the Notes for the time being held by him, if a third party (not holding Shares in it at the date of this instrument) acquires control of the Company or its holding company (as defined in section 736 of the Companies Act 1985). For the purposes of this instrument a third party acquires control of the Company if the third party directly or indirectly owns or controls more than 50% of the voting stock of the Company.

4.   INTEREST

4.1 The Company shall pay to the Noteholders interest (less any tax which the Company is required by law to deduct from such interest) on the principal amount of the A Notes for the time being held by them until they are redeemed or repaid at the rate (as well after as before any judgement) of 10 per cent per annum, such interest to be paid by equal monthly instalments in arrears on the first day of each month by telegraphic transfer to such bank account as is nominated by each Noteholder and being calculated in respect of the quarters (or any less period since the date of issue of the relevant amount of the A Notes) ending on those dates.

4.2 If the A Notes shall not be repaid in full on 6 April 2002 in accordance with clause 3.1, interest shall continue to accrue and the rate of interest payable shall immediately increase to 11 per cent per annum and shall increase by a further 1 per cent per annum every six months thereafter.

4.3 The Company shall pay to the Noteholders interest (less any tax which the Company is required by law to deduct from such interest) on the outstanding principal amount of the B Notes for the time being held by them until they are redeemed or repaid at the rate (as well after as before any judgement) of 7 per cent per annum, such interest to be paid by equal quarterly instalments in arrears on 1 March, 1 June, 1 September and 1 December in each year by telegraphic transfer to such bank account as is nominated by each Noteholder and being calculated in respect of the quarters (or any less period since the date of issue of the relevant amount of the B Notes) ending on those dates.

4.4 If any tranche of B Notes shall not be repaid in full on the dates set out in clause 3.2, interest shall continue to accrue and the rate of interest payable shall immediately increase to 8 per cent per annum and shall increase by a further 1 per cent per annum every 12 months thereafter.

4.5 For the avoidance of doubt, if any interest payable on the A Notes and the B Notes is not paid on the due dates set out in clauses 4.1 and 4.3 respectively, interest shall immediately be payable on the interest due at the rate of interest due on the principal amount then outstanding of the A Notes and B Notes, as appropriate, and shall thereafter escalate in accordance with clauses 4.2 and 4.4, as appropriate.

4.6 The Company shall if any deduction is required to be made by law against any interest or sum due under this instrument on account of tax pay such amount as may be required by law to be deducted to the authorities and deliver a certificate of deduction to the Noteholders and shall pay such additional amounts as may be necessary to ensure that the Noteholders receive a net amount equal to the full amount which they would have received had payment not been subject to tax.

5.   CERTIFICATES

5.1 Each Noteholder shall be entitled without payment to receive one certificate for the A Notes and one certificate for each tranche of B Notes held by him in each case stating the amount of the A or B Notes held by him, as appropriate, provided that joint holders of Notes will only be entitled to receive one certificate in respect of Notes held jointly by them and delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

5.2 The certificates for the Notes shall be created as deeds by the Company and shall be in the form or substantially in the form set out in Schedule 1 and have endorsed thereon the Conversion Rights. The Company shall comply with the provisions of this instrument, the certificates and the Conversion Rights and the Notes shall be issued and held subject to the Conversion Rights which shall be binding upon the Company and the Noteholders and all persons claiming through or under them respectively.

6.   COVENANTS

6.1  The Company covenants whilst any of the Notes remains outstanding:

6.1.1 to perform and observe and to procure the Subsidiary to perform and observe the following provisions of this clause and forthwith to notify the Noteholders in writing of any matter or thing which may arise or become known to it which is a breach of or inconsistent with any of the said provisions and of any event of default pursuant to clause 7;

6.1.2 that the Company will provide the Noteholders with copies of the audited consolidated balance sheets and profit and loss accounts of the Company and the Subsidiary and copies of all notices of general meetings (including the terms of all resolutions to be moved thereat and documents accompanying such notices) not later than the date on which the same ought to be sent to the members of the Company or the Subsidiary;

6.1.3 that each of the Company and the Subsidiary shall carry on and conduct its business in a proper manner and no alteration in the nature of the business of the Subsidiary (whether by acquisition or otherwise) shall be made without the prior written consent of the Noteholders pursuant to clause 13 (such consent not to be unreasonably withheld);

6.1.4 that the Company and the Subsidiary shall pay and discharge as they fall due all debts and other obligations of the Company and the Subsidiary;

6.1.5 that the Subsidiary shall not without the prior written consent of the Noteholders pursuant to clause 13 sell transfer or otherwise dispose of the whole (or except in the ordinary course of business) a substantial part of its undertaking property assets or rights whether by a single transaction or a number of transactions related or not;

6.1.6 that each of the Company and the Subsidiary shall maintain such insurances as are normally maintained by prudent companies carrying on similar businesses and will duly pay all premiums and other moneys necessary for effecting and keeping up such insurances within seven days after the same becoming due;

6.1.7 that to the extent that any trading revenues sourced or obtained by the Company outside the UK arise out of activities performed by the Subsidiary in the UK, the Company shall pay to the Subsidiary transfer prices calculated at the direct product/variable cost to the Subsidiary together with an uplift of 10% which arrangement shall be deemed to have taken effect from 1 January 2000 and all transactions between the Subsidiary and the Company shall be on a proper arm's length basis;

6.1.8 that if the Company shall remain in default of any payment under any of the Notes (whether of principal or interest) for a period of 6 months from the date when that payment was due, the Noteholders shall have the right forthwith to appoint such number of directors to the board of the Subsidiary as shall give the Noteholders control of the board and the Company shall take all actions as a shareholder in the Subsidiary to procure that appointment;

6.1.9 that in respect of any dividend declared from time to time by the Subsidiary in favour of the Company, the Company shall only be paid 60% of such dividend and the remaining 40% of such dividend shall be deposited in a bank account held in London in the sole name of the Company, such bank account to be subject to a first ranking charge over cash in favour of the Noteholders and in a form reasonably required by the Noteholders;

6.1.10 to procure that the Subsidiary shall pay to the Company an annual royalty of 3% of all revenue earned by the Subsidiary (other than revenues earned by the Subsidiary in relation to Concert) in respect of intellectual property owned by the Company and used by the Subsidiary;

6.1.11 that all indebtedness between the Company (or any of its subsidiaries other than the Subsidiary) and the Subsidiary shall be settled quarterly on the last day of January, April, July and October of each year, commencing with the quarter ending March 2001. For the avoidance of doubt, if the Company implements Actor or any other software which has not been developed by the Subsidiary and the Subsidiary uses such software, the Subsidiary shall pay to the Company 30% of the total costs of development and implementation of such software and 30% of the accumulated and ongoing financing costs, such costs to be amortised on a straight line basis over a period of five years commencing on the date when the Subsidiary first uses the software and shall not be paid until full and final repayment of all the Loan Notes then outstanding has been made;

6.1.12 that all payments (other than the payment by the Subsidiary to the Company set out in Clause 6.1.10 above and, subject to the prior consent of the Noteholders, any other payments by the Subsidiary to the Company in connection with cost sharing programmes that substantially benefit the Subsidiary), adjustments of balances and inter-company transfers between the Company and the Subsidiary shall be limited so as not to reduce the annual audited net after tax profit growth rates of the Subsidiary to below 20% for the financial year ended 31 December 2000 (on an after tax profit base of 31 December 1999) and for all subsequent financial years; and

6.1.13 that all business conducted in the UK by the Company or by any other of its subsidiaries (including the Subsidiary) shall be for the benefit of the Subsidiary and such business shall not be diverted away from the Subsidiary.

6.2 The Company covenants that whilst any of the Notes remains outstanding, the Subsidiary will not, without the prior consent of the Noteholders pursuant to Clause 13:

6.2.1 vary the emoluments of any of its directors (outside annual increases in line with the sector);

6.2.2 enter into any service agreement with any employee or director which is terminable by payment of compensation of more than 3 months' notice;

6.2.3 enter into or materially vary any contract or arrangement (whether legally binding or not) with any of the directors or any shareholder;

6.2.4 incur any material expenditure or liability of a capital nature (including, for this purpose, the acquisition of any asset under lease or hire purchase) except in respect of office machinery and equipment reasonably required in the ordinary course of business or as otherwise agreed in the agreed business plan;

6.2.5 enter into any material contract or arrangement out of the ordinary course of business;

6.2.6 pay any remuneration or expenses to any person other than as proper remuneration for work done or services provided or as proper reimbursement for expenses incurred in connection with its business;

6.2.7 give any guarantee, indemnity or security in respect of the obligations of any other person;

6.2.8 create or allow to subsist any lien, charge, or other encumbrance over any of its assets other than in connection with normal asset finance arrangements entered into in the ordinary course of business by the Subsidiary (including, without limitation, retention of title clauses);

6.2.9 incur any indebtedness in excess of (Pounds)50,000 in the aggregate outstanding which is in addition to that existing on completion of the Share Purchase Agreement or vary the terms and conditions of any borrowings or bank mandates which exist on completion of the Share Purchase Agreement;

6.2.10 lend any money to any person (other than by way of deposit with the bank or other financial institution) or grant any credit to any person except to its customers in the normal course of business;

6.2.11 sell, transfer, lease, license or in any other way dispose of any of its assets otherwise than in the ordinary course of business; or

6.2.12  factor or assign any of its book debts.

6.2.13 issue, allot, redeem, purchase or grant option over any of its shares or other securities or reorganise its share capital in any way;

6.2.14 delete, add to, make any material alteration or variance to the provisions of its Memorandum or Articles of Association or pass any resolution for winding up;

6.2.15  acquire or make any investment in another company or business;

6.2.16 change the nature or scope of its business as carried on for the time being or commence any new business not being ancillary or incidental to such business;

6.2.17  enter into any partnership or joint venture with any other persons;

6.2.18 make any claim, disclaimer, surrender, election or consent of a material nature for tax purposes otherwise than in the ordinary course of business;

6.2.19  create any further security over the assets of the Subsidiary;

6.2.20 increase the level of indebtedness of the Subsidiary secured by any existing security over the assets of the Subsidiary at the time of completion of the Share Purchase Agreement;

6.2.21 in respect of any of the matters referred to in clause 6.2, permit any power or authority of its directors to be delegated to any executive director or committee of directors or to any other person whatsoever.

7.      EVENTS OF DEFAULT

7.1 All the Notes held by any Noteholder shall become immediately repayable on the happening of any one or more of the following events. For the avoidance of doubt, should any of the events which are referred to in sub-clauses 7.1.2, 7.1.3, 7.1.11, 7.1.12 and 7.1.16 occur but is fully remedied within the period of six months following its occurrence, none of the Notes held by any Noteholder shall continue to be immediately repayable. For the purposes of this Clause 7 only, "Group Company" shall refer to ACT Teleconferencing Inc., ACT Teleconferencing Services Inc. and ACT Teleconferencing Limited.

7.1.1 if a majority of the issued shares in the capital of the Company is acquired by a third party;

7.1.2 if the Company fails to pay any principal moneys owing in respect of the B Notes;

7.1.3 if the Company makes default for a period of 15 days in the payment of any interest on the B Notes when and as the same ought to be paid;

7.1.4 if a bona fide petition is presented which is not withdrawn or stayed within 14 days or a resolution is passed for the winding-up of a Group Company (except for the purposes of a reconstruction or amalgamation previously approved by extraordinary resolution of the Noteholders passed in accordance with clause 13);

7.1.5 if a Group Company stops payment of its debts or ceases or threatens to cease to carry on its business;

7.1.6 if an encumbrancer takes possession or a receiver is appointed over the whole or any substantial part of the assets or undertaking of a Group Company or if a distress execution or other process is levied or enforced upon or sued out against any property of a Group Company and is not withdrawn discharged or paid out within 21 days;

7.1.7 if a bona fide application is made to court which is not discharged within 5 days under section 9 of the Insolvency Act 1986 for an administration order in relation to any Group Company or if a Group Company passes a resolution for the making of any such application to court;

7.1.8 if a bona fide proposal is made under section 1 of the Insolvency Act 1986 for a voluntary arrangement in relation to the debts or affairs of a Group Company;

7.1.9 if a Group Company shall make a formal proposal to enter into any arrangement with its creditors;

7.1.10 if any judgment or order given or made by any court or governmental agency against any Group Company (which is incapable of, or further, appeal) is not fully satisfied and complied with within 30 days or if an execution sequestration distress or other process

        (which expression shall include a garnishee and charging order nisi) be levied or enforced or made upon or against any of the property or assets of any Group Company for a minimum amount of (Pounds)100,000;

7.1.11 if the security for any debenture mortgage or charge of a Group Company becomes enforceable and the holder or holders thereof take any steps to enforce the same;

7.1.12 if any debenture of a Group Company becomes repayable prior to the due date for repayment thereof (other than by reason of such Group Company having offered or undertaken voluntarily to repay or redeem the same) or is not paid when due and any steps are taken to obtain repayment;

7.1.13 if default is made by the Company in the performance or observance of any obligation or provision binding on it hereunder (other than any obligation for the payment of interest on the B Notes) and the same is not remedied within 14 days (or within 6 months in the case of a default under sub-clauses 7.1.2, 7.1.3, 7.1.11, 7.1.12 and 7.1.16) after notice in writing of such default has been given to the Company by the holders of not less than 50 per cent in nominal amount of the B Notes;

7.1.14 there occurs, in relation to any Group Company, any reasonably equivalent insolvency event or proceeding in the United States of America which, in the reasonable opinion of the holders of not less than 50 per cent in nominal amount of the B Notes, appears to correspond with any of those mentioned in clauses 7.1.4 and 7.1.6 to 7.1.11;

7.1.5 if the Company allows the Net Worth of the Subsidiary to be less than 30% of the total assets of the Subsidiary provided that any diminution of the Net Worth in any quarter (ending 31 March, 30 June, 30 September and 31 December respectively) which is attributable to any trading losses of the Subsidiary shall be disregarded and both the dividend of (Pounds)143,500 paid immediately prior to completion of the Share Purchase Agreement and the dividend of (Pounds)1,081,500 to be paid immediately following Completion of the Share Purchase Agreement shall be added back for the purposes of this calculation; and

7.1.16 if the employment of David Holden by the Subsidiary is terminated by the Subsidiary for any reason other than for gross misconduct or fraudulent behaviour.

8.      THE REGISTER

8.1 A register of the Noteholders will be kept by the Company and there shall be entered in such register:

8.1.1   the names and addresses and descriptions of the Noteholders;

8.1.2   the amount of Notes held by every Noteholder;

8.1.3 the date at which each person was entered in the register as a Noteholder;

8.1.4   the date at which any person ceased to be a Noteholder; and

8.1.5 the serial number of each loan note certificate issued and the date of the issue thereof.

8.2 Any change of name or address on the part of any Noteholder shall forthwith be notified to the Company and thereupon the register shall be altered accordingly.

9.      TITLE TO NOTES

        The Company will recognise the registered holder of any of the Notes as the absolute owner thereof free from any equity set off or cross claim on the part of the Company against the original or any intermediate holder and the Company will not be bound to take notice of or to see to the execution of any trust whether express or implied or constructive to which any of the Notes may be subject and the receipt of such person (or in the case of joint holders of any one of such holders) for the interest on or for the moneys payable on repayment of any of the Notes shall be a good discharge to the Company notwithstanding any notice it may have whether express or otherwise of the right title interest or claim of any other person to or in such Notes interest or moneys. No notice of any trust express implied or constructive shall (except as by statute provided or as required by an order of a Court of competent jurisdiction) be entered on the Register in respect of any of the Notes.


10.     TRANSFERS OF NOTES

10.1 Each Noteholder may transfer his holding or any part thereof by an instrument in writing in any usual or common form or in any other form approved by the Board. There shall not be included in any instrument of transfer any Notes other than Notes constituted by this instrument. Every such instrument of transfer shall be signed by the transferor and the transferor shall be deemed to remain the owner of such Notes until the name of the transferee is entered in the register in respect thereof. Upon and as a condition of the registration of the transferee as the holder of the Notes, the transferee shall enter into a deed of adherence to the terms of a mortgage of 40% of the issued shares in the capital of the Subsidiary to be entered into on the same date as this instrument.

10.2 Every instrument of transfer (duly stamped if required) must be left at the offices of Hobson Audley, 7 Pilgrim Street, London (attention:
        Edward Hoare) for registration accompanied by the certificate for the stock to be transferred and such other evidence as the Board may require to prove the title of the transferor or his right to transfer the Notes. Upon registration of such transferee as the holder of the Notes, the transferee shall enter into a deed of adherence to the terms of a mortgage of 40% of the issued shares in the capital of the Subsidiary to be entered into on the same date as this instrument.

10.3 All instruments of transfer which shall be registered shall be retained by the Company.

11.     DEATH OR BANKRUPTCY OF A NOTEHOLDER

11.1 In the case of the death of a Noteholder the survivor or survivors where the deceased was a joint holder and the legal personal representatives of the deceased where he was a sole holder shall be the only persons recognised by the Company as having any title to his interest in the Notes registered in the name of the deceased.

11.2 Any person becoming entitled to any Notes in consequence of the death or bankruptcy of any Noteholder may (upon producing such evidence that he sustains the character in respect of which he proposed to act under this clause or of his title as the Board shall think sufficient) elect either to be registered himself as the holder of such Notes or to have some other person nominated by him registered as the transferee thereof. Upon (and as a condition of) the registration of such transferee as the holder of the Notes, the transferee shall enter into a deed of adherence to the terms of a mortgage of 40% of the issued shares in the capital of the Subsidiary to be entered into on the same date as this instrument.

12.     NOTICES

12.1 Any notice to be served under this instrument shall be in writing and shall be served by delivering the same or sending the same by pre-paid registered or recorded delivery post or by fax to the party on which it is to be served at in the case of notice to the Company at the offices of Faegre Benson Hobson Audley, 7 Pilgrim Street, London EC4V 6LB (attention: Edward Hoare) and in the case of notice to a Noteholder his address shown in the register or such other address as he may from time to time notify in writing to the other parties for this purpose. A copy of any notice served by fax as aforesaid shall be sent (for confirmation purposes only) to the addressee of the notice by post in manner aforesaid within 72 hours after the transmission or despatch of the fax.

12.2    Any notice shall be deemed to have been served:

12.2.1  if delivered, at the time of delivery;

12.2.2 if sent by post, on the second business day next following the date on which it was properly posted; or

12.2.3 if sent by fax, on the day of transmission if transmitted before 4 pm on a business day but otherwise on the next following business day.

12.3 In proving service of any notice by delivery or by post it shall be sufficient to prove that the envelope containing the same was properly addressed and was delivered or sent by registered or recorded delivery post as aforesaid; in proving service of any notice by fax it shall be sufficient to prove the notice was sent by fax to the correct fax number of the addressee.

13.     VARIATION OF RIGHTS AND MEETINGS OF NOTEHOLDERS

13.1 The Company may at any time and shall if requested in writing by the holders of not less than 20 per cent of the principal amount of the Notes outstanding convene a meeting of the Noteholders to be held at such place as the Company shall reasonably determine (which, for the avoidance of doubt, shall be in the UK) by giving not less than 14 days' notice thereof to the Noteholders and such meeting shall have power by an extraordinary resolution being a resolution passed by a majority consisting of not less than three-fourths of the Noteholders voting thereat upon a show of hands or if a poll is demanded by the Chairman of the meeting or by Noteholders holding not less than one-tenth of the Notes for the time being outstanding by a majority consisting of not less than three-fourths of the votes cast on such poll to sanction any modification or compromise or any arrangement in respect of the rights of the Noteholders against the Company and to assent to any modification of this instrument and such extraordinary resolution shall be binding on all the Noteholders. A resolution in writing signed by all the holders of the Notes for the time being outstanding shall be as valid and effectual as if it had been passed as an extraordinary resolution at a meeting of the Noteholders duly convened and held.

13.2 Any meeting for the purpose of the last preceding clause shall (subject to this instrument) be convened conducted and held in all respects as nearly as possible in the same way as shall be provided by the articles of association for the time being of the Company with regard to general meetings of the Company provided that neither a member of the Company not being a director nor the auditors of the Company shall be entitled to receive notice of or to attend at any such meeting unless he is a Noteholder and that the quorum at any such meeting shall be Noteholders holding or representing by proxy one-tenth of the principal amount of the Notes for the time being outstanding and that if a poll is demanded each (Pounds)1 of Notes held shall confer one vote.

14.     RE-ISSUES

        All Notes which are repaid shall be cancelled and the Company shall not be at liberty to re-issue any Notes so repaid.


15.     MORTGAGE

15.1 The Company shall procure that the payment of any principal monies under the A Notes is irrevocably guaranteed by Barclays Bank PLC in the terms of the Guarantee.

15.2 On final redemption or repayment of the A Notes, the Company shall procure that the first tranche of B Notes is irrevocably guaranteed by Barclays Bank PLC in the terms of the Guarantee until its redemption or repayment whereupon the second tranche of B Notes shall be irrevocably guaranteed by Barclays Bank PLC until its redemption or repayment, whereupon the third tranche of B Notes shall be irrevocably guaranteed by Barclays Bank PLC until its redemption or repayment, whereupon the fourth tranche of B Notes shall be irrevocably guaranteed by Barclays Bank PLC until its redemption or repayment.

15.3 On completion of the Share Purchase Agreement, the Company shall enter into a mortgage over 40% of the issued shares in the capital of the Subsidiary in favour of each of the Noteholders as security for payment of all interest and the principal of Notes and any other sums due under this instrument or the Share Purchase Agreement when due.

16.     SET OFF


        The Company shall not make any claim, deduction, abatement, set-off or withholding whatsoever from or against any amount payable to any Noteholder in respect of the Notes whether in respect of any claim or alleged claim against the Noteholders (or any of them) under or in connection with the Share Purchase Agreement or otherwise.

17.     THE SCHEDULES

        The provisions of the schedules to this instrument shall be deemed to be incorporated in this instrument and shall be binding on the Company and the Noteholders and all persons claiming through them respectively.

18.     GOVERNING LAW

18.1 This instrument is governed by and shall be construed in accordance with English law.

18.2 The Company irrevocably agrees for the exclusive benefit of the Noteholders that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this instrument and for such purposes hereby irrevocably submits to the jurisdiction of such courts.

18.3 Nothing contained in this clause shall limit the right of any other party to take proceedings against the Company in any other court of competent jurisdiction, nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not (unless precluded by applicable law).

18.4 The Company irrevocably waives any objection which it may have now or in the future to the courts of England being nominated for the purpose of clause 18.2 above and agrees not to claim that any such court is not a convenient or appropriate forum

18.5 The Company hereby authorises and appoints Faegre Benson Hobson Audley of 7 Pilgrim Street London EC4V 6LB (attention: Edward Hoare) (or such other person being a firm of solicitors or authorised institution in England as it may substitute by notice to the Noteholders) to accept service of all legal process arising out of or connected with this Instrument. Service on such persons (or substitute) shall be deemed to be service on the Company whether or not process is forwarded to or received by it. Except upon such a substitution, the Company undertakes not to revoke any such authority or appointment, at all times to maintain an agent for service of process in England and, if any such agent ceases for any reason to be an agent for this purpose, forthwith to appoint another agent and advise the Noteholders accordingly.

IN WITNESS whereof this instrument has been executed and was delivered on the date appearing as the date of this deed.

                                  SCHEDULE 1

                          ACT TELECONFERENCING, INC.

No.         AMOUNT:  (Pounds)

ISSUE of (Pounds)[               ] [A] [B] Notes in accordance with the
constitution of the Company and to a resolution of the Board passed on the fifth day of January 2001.

THIS IS TO CERTIFY THAT                      is the registered holder of
(Pounds)            of the above Notes, which Notes are constituted by an
instrument entered into by the Company on and dated the fifth day of January 2001 and are issued subject to the provisions therein contained and to the conditions endorsed hereon in respect of conversion of the Notes into Additional Notes.

GIVEN under the Common Seal of the Company this          day of January 2001.


                                        Signature
 .........................................

                                        Title
 .........................................

NOTES:

(1)  The Notes shall be transferable in amounts and multiples of (Pounds)1.

(2) This certificate must be surrendered to the Company at its registered office for the time being before any transfer of the whole or any portion of the Notes comprised in it can be registered or any repayment made.

                                  SCHEDULE 2
                               CONVERSION RIGHTS


1.1 Each Noteholder shall have the right in the case of the A Notes on or at any time after 30 June 2002 and in the case of the B Notes on or at any time after the redemption or repayment of any of the four tranches of B Notes upon and subject to the terms and conditions hereinafter appearing to convert such Notes in amounts or multiples of (Pounds)1 into Additional Notes at any time on the basis of one Additional Note of (Pounds)1 in nominal value for each (Pounds)1 in nominal value of Notes by completing the Notice of Conversion printed on the loan note certificate in respect of the whole or such part of the Notes comprised herein as he wishes to convert and depositing the same at the registered office of the Company. The date upon which such notice is served shall be referred to in these conditions as the Conversion Date. Each Noteholder shall have the right to subscribe for Additional Notes at their nominal value which shall be subject to the same terms and conditions as the Notes.

1.2 The Company shall until the Additional Notes are repaid pay to the Noteholders interest on the principal amount of the Additional Notes for the time being held by them from the date of issue of the Additional Notes at the rate (as well after as before any judgement) of 7 per cent per annum (less tax which the Company is required by law to deduct from such interest) such interest being payable by equal monthly instalments in arrears on the first day in each month and being calculated in respect of the quarters (or any less period since the date of issue of the relevant amount of the Additional Notes) ending on those dates. Every such payment shall be made in sterling into the bank account nominated by each Noteholder for that purpose.

1.3     In relation to Conversion the following provisions shall apply:

1.3.1 Once given, a Notice of Conversion shall not be amended or withdrawn without the consent of the Board.

1.3.2 If the certificate with the Notice of Conversion duly completed has been duly lodged with the Company aforesaid the Company will as at and not later than 30 days after the Conversion Date issue to the Noteholder such amount of Additional Notes to which he shall be entitled by virtue of the exercise of his Conversion Rights and such issue shall be in full satisfaction and discharge of the principal moneys in respect of the Notes so converted which shall be cancelled.

1.4 If on or before the last Conversion Date the Company commences liquidation whether voluntary (except for the purposes of a bona fide reconstruction or amalgamation) or compulsory the Company shall within 14 days thereafter give notice thereof to the Noteholders and each Noteholder shall in respect of all or such part of his Notes as he may specify be entitled within 30 days after the giving of such notice to elect by notice in writing to the Company to be treated as if immediately before the date of such event the Conversion Rights attached to the Notes so specified had been exercisable and had been exercised in full on the basis of conversion then applicable and he will be entitled to receive out of the assets of the Company available in the liquidation, pari passu with the holders of the ordinary share capital of the Company and in lieu of and in satisfaction of the amount owing to him in respect of the Notes comprised in the notice, such a sum as he would have received had he been the holder of the Additional Notes to which he would have become entitled by virtue of such conversion. Interest on Notes so treated as converted will cease to accrue as from the interest payment date last preceding the date of such event.

1.5 If on or before the Conversion Date the Notes shall become repayable under the provisions of this instrument (other than because of the liquidation of the Company) the Company shall within 14 days thereafter give notice thereof to the Noteholders and each Noteholder shall be entitled within 30 days after the giving of such notice to elect, in lieu of having his Notes repaid at par, to convert all or such part of his Notes as he may specify on the basis of conversion then applicable. Interest on Notes so converted will cease to accrue with effect from the last day of the said period of 30 days.

1.6 The provisions of these paragraphs shall be applicable for so long only as any of the B Notes may be or become convertible or treated as converted under these Conversion Rights.

2 All Notes converted, repaid or purchased under the foregoing conditions shall be cancelled and shall not be available for re-issue.

                             NOTICE OF CONVERSION

To:  ACT Teleconferencing, Inc.

I/We being the registered holder(s) of the Notes represented by this certificate hereby give notice of my/our desire to convert into Additional Notes of the
Company, (Pounds)[            ] of such Notes in accordance with the conditions
printed on this certificate.

NOTE: If the amount of Notes is not completed this Notice shall be deemed to refer to all of the Notes comprised in this certificate.

PART A

I/We desire* all/         of such Additional Notes to be registered in my/our
name(s) and hereby authorise the entry of my/our name(s) in the register of members in respect thereof and the despatch of a certificate therefor by ordinary post at my/our risk to:

(Name)  .................................................
(Address)  .................................................

NOTE: If this space is left blank the certificate and cheque (if any) will be sent to the registered address of the (first named) Noteholder.

PART B

I/We hereby authorise and direct you to allot *all/        of such Additional
Notes to be issued pursuant hereto to the person(s) who is/are named in and who has/have signed the acceptance(s) in the **Form(s) of Nomination attached hereto.

*   Delete or complete as appropriate.

* * If it is desired to nominate some other person(s) as the recipient of the Additional Notes, application should be made to the Company's Registrars for the appropriate Form(s) of Nomination which must be completed and lodged with this certificate.

I/We hereby authorise the despatch of a certificate for the balance of the Notes represented by this certificate by ordinary post at my/our risk to:

(Name)  .................................................
(Address)  .................................................

NOTE: If this space is left blank the certificate (if any) will be sent to the registered address of the (first named) Noteholder.

DATED this              day of               200

SIGNATURE(S) OF NOTEHOLDER(S)       ............................................


                                    ............................................


                                    ............................................


                                    ............................................


In the case of joint holdings all Noteholders must sign. In the case of a corporation this form must be under the Common Seal or under the hand of some officer or attorney of the corporation duly authorised on its behalf.

                                  SCHEDULE 3
                               DEED OF GUARANTEE

THIS DEED OF GUARANTEE is made the 17/th/ day of JANUARY 2001 by:

BARCLAYS BANK PLC ("the Guarantor")

WHEREAS the Guarantor has agreed to guarantee (Pounds)750,000 of the (Pounds)1,172,000 convertible secured A Notes and upon repayment of the A Notes on 31 December 2001 thereafter to guarantee (Pounds)750,000 of the (Pounds)2,980,000 convertible secured B Notes both to be issued by ACT Teleconferencing Inc. pursuant to the terms of an instrument dated 17/th/ January, 2001 of which this Guarantee shall be deemed to form part (the "Instrument") on the terms hereinafter provided.

NOW THIS DEED WITNESSES as follows:-

1.   The Guarantor hereby irrevocably  undertakes to each Noteholder that:-


1.1 if the A Notes or the B Notes (together the "Notes") any part thereof shall become repayable or redeemable pursuant to the terms of the Instrument then the Guarantor hereby guarantees to the Noteholders the payment by the Company of the principal amount of the Notes to be so redeemed or repaid in accordance with the terms and conditions of the Instrument and subject to the terms and conditions of this Guarantee; and

1.2 payments to be made by the Guarantor shall be made within 21 days after receipt by the Guarantor at its Corporate Banking Department, 60 Queen's Road, Reading, Berkshire for the time being marked for the attention of the Branch Director , of a written demand by the Noteholder provided that such demand shall:

     (a) be accompanied by the certificate relating to the Notes or such other documents, as the Guarantor may reasonably require, to establish the title of the Noteholder to the Notes in respect of which such demand is made;

     (b) be signed by and on behalf of the Noteholder and such signature is confirmed by the Noteholder's bankers or solicitors as that of the person it purports to be;

     (c) give full details of the Noteholder's name and address, the amount of principal which is claimed and the bank account in the United Kingdom in the name of the Noteholder to which the sum so demanded is to be paid by the Guarantor;

     (d)  certify that:

          (i) none of the Notes in respect of which such demand is made has been cancelled, redeemed or repurchased by the Company or converted into shares or securities of the Company or any other company; and

          (ii) the principal amount of the Notes (or part thereof) is and remains due and payable by the Company, all conditions and demands necessary in connection therewith have been fulfilled and made, any grace period relating thereto has elapsed and the Company is not contesting the liability in circumstances where the Company is entitled to withhold payment.

          (iii)

2. The undertakings contained in paragraph 1 above are continuing undertakings and shall remain in force notwithstanding:

     (a) any obligation of the Company in respect of its payment obligations under the Instrument being void or unenforceable; or

     (b) the liquidation or dissolution of the Company or the appointment of a receiver or administrator of all or any part of the assets of the Company or any analogous event occurring in any other relevant jurisdiction.

3. .Notwithstanding anything to the contrary herein, it is hereby confirmed that this Guarantee constitutes the Guarantor's direct obligation to make payment in accordance with the terms of this Guarantee without reference to the Company and without examination of the liability of the Company under the Note or Notes. Any amounts due hereunder will be paid without reference to any rights of set off or counter claim that the Company or the Guarantor have against the Noteholders and whether or not the Company disputes the truth or accuracy of any statement given .


4. Subject to the provisions of paragraphs 5 to 7 below the liability of the Guarantor hereunder shall not be impaired or discharged by reason of any time or other indulgence which the Noteholder may grant to the Company or by any forbearance whether as to payment time or otherwise nor by any variation compromise or release of the obligations of the Company, provided that the Guarantor shall not be bound by any such other matter or thing which would operate either to increase the Guarantor's actual or contingent liabilities hereunder or extend any due date for any of the Company's obligations under the Notes.

5. No variation or modification to the provisions of the Instrument or of the rights of the Noteholder shall be made without the prior consent in writing of the Guarantor.

6.   The liabilities of the Guarantor hereunder shall :

     (a) be limited to a sum or sums not exceeding in aggregate (Pounds)750,000 and in relation to the principal amount due under the Notes; and

     (b) be null and void and this Guarantee shall cease to have effect on the earlier of 31 March 2006 (being three months after the final tranche of the B Notes has been repaid) and the date on which a demand by a Noteholder is met by the Guarantor in the aggregate amount of (Pounds)750,000 whether the Notes are returned to the Company or the Guarantor or not and the Guarantor shall have no liability under this Guarantee, save to the extent of any demand delivered to the Guarantor prior to 31 March 2006 which complies with the requirements of this Guarantee.

7. For the avoidance of doubt this Guarantee shall cease immediately in respect of any Notes purchased or redeemed by the Company.


8. Payments by the Guarantor under this undertaking shall be made in accordance with the provisions of the Instrument . Receipt by a Noteholder of all or any sums paid by the Guarantor under this Guarantee shall be a good discharge of the Guarantor's liabilities under this Guarantee as against all Noteholders to the extent of the sums so paid and the Guarantor shall not be concerned to see to the application of any such sums. The Guarantor may rely on any demand or other document or information believed by the Guarantor to be genuine and correct and to have been signed or communicated by the person(s) by whom it purports to be signed or communicated and the Guarantor shall not be liable for the consequences of such reliance and shall have no obligation to verify that the facts or matters stated therein are true and correct.

9. All payments made by the Guarantor under the terms of this Guarantee and the Notes shall be treated as payment by it as Guarantor and shall discharge the liabilities of the Guarantor in such capacity in respect of the amounts for which such payments are made hereunder accordingly.

10. Any payment to be made hereunder will be made after any withholding or deduction for or on account of any tax or duty imposed or levied by any authority having power to tax such payment which the Guarantor shall for the time being be required by any applicable law to withhold or deduct and the Guarantor shall not be obliged to pay any additional amount to the Noteholders in respect of the tax or duty so withheld or deducted.

11. This Guarantee shall be governed by and construed in accordance with English law.

12. Words defined in the Instrument shall have the same meaning when used in this Guaranteed.

13. If the Noteholder intends to make a demand under paragraph 1.2 above but has lodged the certificate in respect of the Notes held by him with the Company, he shall be entitled to make a demand under paragraph

     1.2 above by instead delivering with his demand under paragraph 1.2 above a true copy of the certificate together with his written certificate to the Guarantor that the copy is a true copy, that he is entitled to payment under the Notes represented by the copy certificate and that he has lodged the original certificate in respect of the Notes held by him with the Company and the Company has not paid.


In witness whereof this Guarantee has been executed by the Guarantor as a deed and it shall take effect the day and year first above written.

   THE COMMON SEAL of        )
   BARCLAYS BANK PLC         )
   was hereunto affixed      )
   in the presence of:       )

                                   Exhibit B
                                   ---------

                       Regulation S Investment Agreement
                       ---------------------------------

                            Dated January 17, 2000


THE SECURITIES WHICH ARE THE SUBJECT OF THIS INVESTMENT AGREEMENT HAVE BEEN ISSUED IN A TRANSACTION WHICH WAS NOT REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, IN RELIANCE ON AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS, AND MAY NOT BE OFFERED, SOLD, OR PLEDGED IN THE UNITED STATES OR TO U.S. PERSONS/1/] (AS THAT TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS THE OFFER, SALE, OR PLEDGE IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS IS AVAILABLE.

ACT Teleconferencing, Inc.
1658 Cole Boulevard, Suite 130
Golden, CO  80401 USA


Ladies and Gentlemen:

     1.  Subscription.  The undersigned Investor ("Investor") hereby agrees to
         ------------
purchase _______ shares of the common stock, no par value ("Shares") to be issued by ACT Teleconferencing, Inc. ("Company"). This Regulation S Investment Agreement ("Investment Agreement") is submitted to you in accordance with
Article V of the Share Purchase Agreement, dated January 17, 2001 ("Purchase Agreement") between the Investor and the Company.

     2.  Closing.  The final closing of the offering of the Shares to the
         -------
Investor shall be deemed to occur at the effective time and date of the execution of this Investment Agreement by the Investor and the delivery of a certificate or certificates representing the Shares to the Investor.

     3.  Consideration.  The Shares are issued by the Company as partial
         -------------
satisfaction of the Company's payment of the purchase price ("Purchase Price") pursuant to the Purchase Agreement for all of the ordinary (Pounds)1 shares owned by Investor in ACT Teleconferencing Limited, a company organized under the laws of England and Wales ("ACT Limited") a 60 percent-owned subsidiary of the Company.

     4.  Legends on Certificates.  The Company's transfer agent will be
         -----------------------
instructed to issue one or more certificates representing the Shares with restrictive legends in the name(s) of the Investor(s), stating substantially the following:

         The securities represented by this certificate have been issued by ACT Teleconferencing, Inc. (the "Company") pursuant to Regulation S, which is an exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act"). These securities may not be transferred, offered, sold, or pledged prior to the end of a one-year period (the "Restricted Period") commencing on the later of
         (i) the date the securities are first offered to persons other than distributors (as defined in Regulation S) or (ii) the date of the final closing of the offering of the securities by the Company, unless such transfer, offer, sale, or pledge (x) is made in accordance with the provisions of Regulation S or (y) is made pursuant to registration or an applicable exemption under the Securities Act. Further, the securities represented by this certificate cannot be sold except pursuant to the terms and conditions of the

___________________
/1/ See Appendix attached hereto for definitions of "distributor", "U.S. person", and "United States" under Regulation S

         Regulation S Investment Agreement between the Company and the initial holder of the shares; and hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act.

         These securities are deemed "restricted securities" under Rule 905 of Regulation S and under Rule 144.

     5.  Representations, Warranties, and Agreements.

         (a) The Investor hereby acknowledges, represents, and warrants to, and agrees with, the Company as follows:

               (i) The Investor understands that the sale of the Shares has not been registered under the Securities Act or any state securities laws, the Shares may be issued in reliance upon Regulation S promulgated under the Securities Act, and the sale has not been registered under any foreign securities laws;

               (ii)  The Investor has examined and executed the Purchase
                     Agreement;

               (iii) The Investor has been supplied with or has had sufficient access to all other information, including financial statements and other financial information of the Company, to which a reasonable investor would attach significance in making investment decisions, and has had the opportunity to ask questions and receive answers from knowledgeable individuals concerning the Company, so that, as a reasonable investor, the Investor has been able to make his or its own independent decisions to purchase the Shares;

               (iv) The Investor has had a reasonable opportunity to ask questions of and receive answers from a person acting on behalf of the Company concerning the offering of the Shares and all such questions have been answered to the full satisfaction of the undersigned;

               (v) No oral or written representations have been made, and no oral or written information has been furnished to the Investor in connection with the offering of the Shares which were in any way inconsistent with other information with which the Investor has been provided pursuant to
                     Section 5(a)(ii) or 5(a)(iii) hereof;

               (vi) The Investor is not a U.S. person as defined in Regulation S under the Securities Act (a "U.S. person") and is not purchasing the Shares for the account or benefit of a U.S. person;

               (vii) Although one of the investors is an officer of ACT Limited, to the Company's knowledge, none of the Investors are officers, directors, or affiliates of the Company as defined in Rule 405 under the Securities Act.;

     6.  Resales by the Investor.  In the event that the Investor desires to
         -----------------------
offer or sell the Shares, such offer or sale shall only be made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, pursuant to an available exemption from registration, or pursuant to Rule 144. In addition, prior to the expiration of the Restricted
                                    -----
Period, the Investor agrees not to sell the

Shares to or for the account or benefit of a U.S. person, to a citizen of the United States, or in the United States, and thereafter the Investor agrees not
                                            ----------
to sell the Shares in the United States except in compliance with the Securities Act and the applicable rules and regulations promulgated thereunder, including Regulation S and Rule 144, and all applicable state, federal, and foreign securities laws. Further, in connection with any sale of the Shares prior to the
                                                                    -----
expiration of the Restricted Period, the Investor will obtain from a prospective purchaser written assurance that:

          (a) The prospective purchaser is not a U.S. person or a citizen of the United States;

          (b) The Shares have been offered and sold to the prospective purchaser outside the United States, and the prospective purchaser has no present intention to re-offer or resell the Shares to a U.S. person, to a citizen of the United States, or in the United States;

          (c) Prior to the expiration of the Restricted Period, the prospective purchaser will not offer to sell the Shares to a U.S. person, to a citizen of the United States or to any person or entity purchasing the Shares for the account or benefit of a U.S. person, or in the United States;

          (d) The prospective purchaser consents to a stop transfer order being placed on the Shares with the Company's transfer agent pursuant to Regulation S of the Securities Act, provided such stop transfer order shall be removed from the Shares upon the expiration of the Restricted Period; and

          (e) If the prospective purchaser effects any further transfer, offer, or sale of the Shares, such transfer, offer, or sale shall comply with the terms of this Section 6. If such transfer, offer, or sale occurs prior to the expiration of the Restricted Period, the Investor's prospective purchaser will obtain from any subsequent purchaser similar written assurance set forth in Clauses (a) through (d) of this Section 6.

     7.   Modification.  Neither this Investment Agreement nor any provisions
          ------------
hereof may be waived, modified, discharged, or terminated except by an instrument in writing signed by the party against which any such waiver, modification, discharge, or termination is sought.

     8.   Notice.  Any notice or other communication required or permitted to be
          ------
given hereunder shall be in writing and shall be mailed by certified mail return receipt requested, or delivered personally or by courier against receipt of the party to whom it is to be given:

          (a)  if to the Company, at the address set forth above; or

          (b) if to the Investor, at the address set forth on the signature page hereof;

(or in either case, to such other address as the party shall furnish in writing in accordance with the provisions of this Section 8). Any notice or other communication given hereunder shall be deemed given at the time of receipt thereof.

     9.   Assignability.  This Investment Agreement and the rights and
          -------------
obligations of the Investor hereunder are not transferable or assignable by the Investor.

     10.  Governing Law; Jurisdiction.  This Investment Agreement shall be
          ---------------------------
governed by and construed in accordance with the laws of the United States and the laws of the State of Colorado, USA (without giving effect to principles of conflicts of law).


IN WITNESS WHEREOF, the Investor has executed this Investment Agreement this ______ day of ____________, 2001.

                                          INVESTOR:

                                          ______________________________________



                                          By ___________________________________
                                          Name _________________________________
                                          Title ________________________________

Place of Execution:  London
                                              Address for notices if different:

Investor's Address:  ____________________
                     ____________________     __________________________________
                     ____________________

                                              __________________________________

                             APPENDIX TO EXHIBIT B



     Pursuant to Rule 902(d), (k), and (l) of Regulation S, the terms "distributor," "U.S. person," and "United States" are defined as follows:

     (d)  Distributor. "Distributor" means any underwriter, dealer, or other
          -----------
person who participates, pursuant to a contractual arrangement, in the distribution of the securities offered or sold in reliance on this Regulation S.

     (k)  U.S. Person.
          -----------

          (1)  "U.S. person" means:

               (i)     Any natural person resident in the United States;

               (ii) Any partnership or corporation organized or incorporated under the laws of the United States;

               (iii) Any estate of which any executor or administrator is a U.S. person;

               (iv)    Any trust of which any trustee is a U.S. person;

               (v) Any agency or branch of a foreign entity located in the United States;

               (vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

               (vii) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

               (viii)  Any partnership or corporation if:

                       (A) Organized or incorporated under the laws of any foreign jurisdiction; and

                       (B) Formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates, or trusts.

          (2)  The following are not "U.S. persons":

               (i) Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

               (ii) Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

                      (A) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

                      (B)  The estate is governed by foreign law;

               (iii) Any trust of which any professional fiduciary acting as trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

               (iv) An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

               (v) Any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:

                      (A) The agency or branch operates for valid business reasons; and

                      (B) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

               (vi) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates, and pension plans, and any other similar international organizations, their agencies, affiliates, and pension plans.

     (l)  United States. "United States" means the United States of America, its
          -------------
territories and possessions, any State of the United States, and the District of Columbia.

                                   Exhibit C
                                   ---------

                              MORTGAGE OF SHARES
                              ------------------




                           DATED    17 January 2001
                           ------------------------


                          ACT TELECONFERENCING, INC.


                                     -and-


                                 DAVID HOLDEN


                                     -and-


                             LEONARD WALTER HOLDEN


                                     -and-


                              RONALD NEIL HOLDEN


                                     -and-


                                  JUNE HOLDEN


                  ____________________________________________

                             MORTGAGE OF SHARES IN
                         ACT TELECONFERENCING LIMITED
                  ____________________________________________



                               Nabarro Nathanson
                                 The Anchorage
                               34 Bridge Street
                                Reading RG1 2LU
                              Tel:  0118 950 4700

                                    CONTENTS

Clause        Subject matter                                             Page

1.        DEFINITIONS AND INTERPRETATION.................................   1

2.        COVENANT TO PAY................................................   4

3.        SECURITY.......................................................   4

4.        FURTHER ASSURANCE..............................................   4

5.        DEPOSIT OF DOCUMENTS AND TITLE DEEDS...........................   4

6.        NEGATIVE PLEDGE................................................   4

7.        DIVIDENDS AND VOTING RIGHTS....................................   5

8.        REPRESENTATIONS AND WARRANTIES.................................   6

9.        RELEASE........................................................   6

10.       UNDERTAKINGS...................................................   6

11.       COSTS UNDERTAKING..............................................   7

12.       DEFAULT........................................................   7

13.       STATUTORY POWER OF SALE........................................   7

14.       PROTECTION OF THIRD PARTIES....................................   8

15.       NO LIABILITY AS MORTGAGEE IN POSSESSION........................   8

16.       POWER OF ATTORNEY..............................................   8

17.       CUMULATIVE AND CONTINUING SECURITY.............................   8

18.       AVOIDANCE OF PAYMENTS..........................................   8

19.       PAYMENTS AND WITHHOLDING TAXES.................................   9

20.       ASSIGNMENT.....................................................   9

21.       WAIVERS........................................................   9

22.       SEVERABILITY...................................................   9

23.       NOTICES........................................................  10

24.       LAW AND JURISDICTION...........................................  10

25.       COUNTERPARTS AND DELIVERY......................................  10

THE SCHEDULE.............................................................  12

                                    MORTGAGE

DATE      17 JANUARY 2001


PARTIES

(1) ACT TELECONFERENCING, INC., a Colorado corporation whose place of business is at 1658 Cole Boulevard, Suite 130, Golden Colorado, 80401 (the "Buyer"); and

(2) David Leonard Holden, Leonard Walter Holden, Ronald Neil Holden and June Holden (the "Vendors").

RECITALS

(A) The Vendors have agreed to sell all their shares in the Company (representing 40 per cent of its issued share capital) to the Buyer upon the terms and conditions contained in the share sale and purchase agreement made between them dated the same date as this Mortgage (the "Agreement")

(B) Pursuant to the provisions of the Agreement and a loan note instrument made between the Buyer and the Vendors dated the same date as the Agreement ("Loan Note") the Buyer has agreed to enter into this Mortgage for the purpose of providing security to the Vendors for the Secured Liabilities as defined below.


IT IS AGREED AS FOLLOWS:

1.    DEFINITIONS AND INTERPRETATION

1.1   Definitions

       In this Mortgage the following expressions have the following meanings, unless the context otherwise requires:

     "Charged Property"

            means the 10,000 ordinary shares in the issued share capital in ACT Teleconferencing Limited previously registered in the name of the Vendors and the Derivative Assets;

     "Company"

            means ACT Teleconferencing Limited;

     "Costs"

            means all reasonable costs, charges or expenses of whatsoever nature (including, without limitation, legal fees) including, without limitation, disbursements and any Value Added Tax to be charged on such costs, charges, expenses and disbursements;

     "Derivative Assets"

            means all stocks, shares, warrants or other securities, rights, dividends, interest or other property (whether of a capital or income nature) accruing, offered, issued or deriving at any time now or in the future by way of dividend, bonus, redemption, exchange, purchase, substitution, conversion, consolidation, subdivision, preference, option or otherwise attributable to any of the Shares or any Derivative Assets previously described;

     "Event of Default"

            means any of those events or circumstances set out in Clause 7 (Events of Default) of the Loan Note;

     "Insolvency Act"

            means the Insolvency Act 1986;

     "Loan Documents"

            means the Agreement, this Mortgage and the Loan Note;

     "LPA"

            means the Law of Property Act 1925;

     "Permitted Security Interest"

            means:

            (a)  the security constituted by this Mortgage; and

            (b) any Security Interest created with the prior written consent of the Vendors;

     "Secured Liabilities"

            means all moneys, debts, liabilities and obligations due, owing or incurred by the Buyer to the Vendors pursuant to the Loan Documents;

     "Security Interest"

            means any mortgage, charge, assignment, pledge, lien, right of set-off, hypothecation, encumbrance, priority or other security interest (whether fixed or floating) including, without limitation, any "hold-back" or "flawed asset" arrangement together with any preferential right, retention of title, deferred purchase, leasing, sale or purchase, sale and leaseback arrangement, trust agreement, declaration of trust, trust arising by operation of law, any option or agreement for any of the same or any arrangement which has substantially the same commercial or substantive effect as the creation of security;

     "Shares"

            means those ordinary shares in the capital of the Company listed in the Schedule and which were registered in the name of the Vendors in the proportions stipulated in the Schedule immediately prior to completion of the Agreement; and

     "Vendors' Solicitors"

            means Nabarro Nathanson of The Anchorage, 34 Bridge Street, Reading, Berkshire RG1 2LU.

1.2     Interpretation

1.2.1   In this Mortgage:

          (a) the Contents page and clause headings are included for convenience only and do not affect the construction of this Mortgage;

          (b)  words denoting the singular include the plural and vice versa;

          (c)  words denoting one gender include each gender and all genders.

1.2.2   In this Mortgage, unless the context otherwise requires, references to:

          (a) persons include references to natural persons, firms, partnerships, companies, corporations, associations, organisations and trusts (in each case whether or not having a separate legal personality);

          (b) documents, instruments and agreements (including, without limitation, this Mortgage and any document referred to in this Mortgage) are references to such documents, instruments and agreements as modified, amended, varied, supplemented or novated from time to time;

          (c) receivers are references to receivers of whatsoever nature including, without limitation, receivers and managers and administrative receivers;

          (d) a party to this Mortgage include references to its successors, transferees and assigns;

          (e) Recitals, Clauses and Schedules are references to recitals to this Mortgage, clauses of this Mortgage and schedules to this Mortgage;

          (f) unless otherwise expressly provided, references to paragraphs are references to paragraphs of the Schedule in which the references appear;

          (g) statutory provisions (where the context so admits and unless otherwise expressly provided) are construed as references to those provisions as respectively amended, consolidated, extended or re-enacted from time to time, and to any orders regulations instruments or other subordinate legislation made under the relevant statute; and

          (h)  a time of day is a reference to London time.

1.3     Incorporation of Schedule

        The Schedule to this Mortgage forms part of this Mortgage.


2.      COVENANT TO PAY

        The Buyer shall on demand pay to the Vendors the Secured Liabilities when the Secured Liabilities become due in accordance with the provisions of the Loan Note.


3.      SECURITY

3.1 By way of continuing security in favour of the Vendors for the payment and discharge of the Secured Liabilities, the Buyer with full title guarantee hereby mortgages and charges to the Vendors by way of a first equitable mortgage and charge, the Shares and the Derivative Assets.

3.2 In order to secure the full payment and performance of the Secured Liabilities, the Buyer hereby grants Vendors a first priority purchase money security interest in the Shares, Derivative Assets and proceeds thereof under the Uniform Commercial Code as enacted in the State of Colorado, United States of America.

3.3 On the irrevocable payment of the Secured Liabilities in full the Noteholders will release and re-assign the Charged Property to the Buyer promptly, file a termination statement with the Secretary of State in Colorado in connection with the Uniform Commercial Code filing referred to in clause 3.2 above and, in particular, will issue the required certification to the Vendors' Solicitors as set out in the escrow agreement referred to in clause 5.2.

3.4 When the Buyer has (A) paid in full all the interest and principal on the A Notes and the B Notes (with the exception of the final tranche of (Pounds)745,000 ("Final Tranche") payable on the B Notes); and (B) paid in advance either (i) all interest which could accrue on the Final Tranche until 31st December, 2005, or (ii) a sufficient amount of principal of the Final Tranche so that the total amount of principal and interest owning to the Noteholders will not exceed the amount of the Guarantee and provided that the Guarantee (defined in the Loan Note) is transferred to the final tranche of the B Notes as set out in clause
        15.2 of the Loan Note, David Holden on behalf of himself and the other Vendors shall immediately release this Mortgage and shall file a termination statement with the Secretary of State in Colorado as referred to in clause 3.3 above and shall also issue the required certification to the Vendors' solicitors, also as referred to in clause
        3.3 above.

4.      FURTHER ASSURANCE

        The Buyer shall:


4.1 forthwith, at any time if so reasonably required by the Vendors, at its own expense execute and deliver to the Vendors such further deeds, authorities and other documents as may be reasonably necessary to perfect and protect the security hereby constituted; and

4.2 pending the execution and delivery of any such further deeds, authorities and documents, hold such Charged Property upon trust for the Vendors subject to the provisions of this Mortgage.

5.      DEPOSIT OF DOCUMENTS AND TITLE DEEDS

5.1 The Buyer shall deposit with the Vendors' Solicitors all stock and share certificates or other documents of title to or representing the Shares and the Derivative Assets together with such duly executed transfers or assignments with the name of the transferee, date and consideration left blank to allow perfection after this security has become enforceable of the title of the Vendors or any nominee or purchaser from them to all or any part of the Charged Property in respect of them.

5.2 The Vendors' Solicitors shall hold (and, as the case may be, release) all the documents referred to in Clause 5.1 above only on the express terms of an escrow agreement to be entered into between the Buyer, the Vendors and the Vendors' Solicitors on the same date as this Mortgage.

6.      NEGATIVE PLEDGE

        The Buyer shall not:


6.1 create, purport to create or allow to subsist, any Security Interest over the whole or any part of the Charged Property except for any Permitted Security Interest;

6.2 convey, assign, transfer, or agree to convey, assign or transfer the whole or any part of the Charged Property other than in accordance with this Mortgage; or

6.3 permit or agree to any variation of the rights attaching to the whole or any part of the Charged Property.

7.      DIVIDENDS AND VOTING RIGHTS

7.1     Dividends and voting rights

        For so long as no Event of Default has occurred, the Buyer will:

7.1.1 receive all dividends (other than scrip dividends), interest and other income deriving from and received by it in respect of the Shares and the Derivative Assets for its own account save as otherwise agreed in the Loan Note; and

7.1.2 exercise all voting and other rights and powers attached to the Shares and the Derivative Assets PROVIDED THAT such voting does not materially adversely affect the Shares and the Derivative Assets and is not otherwise inconsistent with this Mortgage.

7.2     Powers

        Once an Event of Default has occurred and any applicable grace period has expired, the Vendors may at their discretion exercise any voting rights and any powers or rights which may be exercised by the person or persons in whose name or names the Charged Property are registered including (without limitation) all powers and rights given to trustees by Section 10(3) and (4) of the Trustee Act 1925 (as amended by Section 9 of the Trustee Investment Act 1961) in respect of securities or property subject to a trust.

7.3     Vendors' powers of enforcement over Shares and the Derivative Assets

7.3.1 All moneys received by or on behalf of the Vendors in respect of the Shares or the Derivative Assets after this security has become enforceable shall be applied by the Vendors in or towards payment of the Secured Liabilities in such order as the Vendors think fit but without prejudice to their rights to recover the shortfall from the Buyer.

7.3.2 The Vendors shall not have any duty as to any Shares and Derivative Assets and shall incur no liability for:

        (a) ascertaining or taking action in respect of any calls, instalments, conversions, exchanges, maturities, tenders or other matters in relation to any Shares and Derivative Assets or the nature or sufficiency of any payment whether or not the Vendors have or are deemed to have knowledge of such matters; or

        (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Shares and Derivative Assets; or

        (c) for any failure to present any interest, coupon or any bond or stock drawn for repayment or for any failure to pay any call or instalment or to accept any offer or to notify the Buyer of any such matter or for any failure to ensure that the correct amounts (if any) are paid or received in respect of the Shares and the Derivative Assets.

7.4     David Holden

         The Vendors other than David Holden (and any person deriving title from him) hereby irrevocably and unconditionally appoint David Holden (and any person deriving title under him) to act as their representative, agent and trustee concerning the exercise of any of the rights and powers of the Vendors under this Mortgage. Any notice or instruction given or act taken by David Holden in relation to this Mortgage shall have the same effect as if signed by or on behalf of each of the Vendors and any person deriving title from any of them or taken by each of them and the Buyer shall be able to rely on it as if sanctioned by all the Vendors.


8.      REPRESENTATIONS AND WARRANTIES

8.1 The Buyer represents and warrants to the Vendors as at completion of the Agreement that it has not sold or agreed to sell or otherwise disposed of, or agreed to dispose of, the benefit of all or any of the Buyer's right, title and interest in and to the Charged Property.

8.2 The representation and warranty set out in Clause 8.1 is given and made on and as of the date of this Mortgage, shall survive the execution of this Mortgage and is a continuing representation and warranty which is deemed to be repeated during the continuance of the security constituted by this Mortgage.

9.      RELEASE

        Upon all the Security Liabilities failing to arise or having been unconditionally irrevocably discharged, the Shares, the Derivative Assets and the unsigned stock transfer forms shall forthwith be released from the security hereunder which shall have no further force or effect.

10.     UNDERTAKINGS

        The Buyer gives each of the undertakings contained in this Clause to the Vendors.

10.1    Duration

        The undertakings in this Clause shall remain in force during the continuance of the security constituted by this Mortgage.


10.2    To comply with statutes

        The Buyer shall comply with all requirements of any authority, all obligations under any statute and all byelaws and regulations relating to the whole or any part of the Charged Property.

10.3    To provide information

        The Buyer shall furnish to the Vendors forthwith on demand by the Vendors such information and supply such documents or papers relating to the Charged Property from time to time supplied to other shareholders of the Company.

10.4    The Shares and the Derivative Assets

        The Buyer shall:


10.4.1 duly and promptly pay all calls, instalments or other payments which may be made or become due in respect of any of the Shares and the Derivative Assets as and when the same become due;

10.4.2 except with the prior written consent of the Vendors, not permit any person other than the Buyer to be registered as holder of all or any part of the Shares and the Derivative Assets;

10.4.3 except with the prior written consent of the Vendors (not to be unreasonably withheld), not cause or permit to be issued any additional shares of the Company or any securities convertible into, or carrying rights to subscribe for, shares of the Company;

10.4.4 if the Vendors give their prior written consent to an issue of shares pursuant to Clause 9.4.3, enter into such security documentation as the Vendors may reasonably require or shall procure that the beneficial and/or the registered owners enter into such security documentation as the Vendors may reasonably require in respect of all such additional shares or securities;

10.4.5 except with the prior written consent of the Vendors (not to be unreasonably withheld), not exercise any right it may have against the Company (except such rights as may be specifically conferred on the Buyer by this Mortgage or which arise in the ordinary course of business) except on such terms and in such manner as the Vendors may reasonably require and, if it does so in contravention of this Clause, it shall hold any amount received or recovered by it as a result of such exercise on trust for the Vendors in reduction of the Secured Liabilities; and

10.4.6 as soon as reasonably practicable following receipt by it of any report, accounts, circular or notice sent or provided to it (or to any person on its behalf) in connection with its holding of any of the Shares and the Derivative Assets, provide or cause to be provided to the Vendors a copy of such item together with a letter explaining that the copy is being provided to the Vendors pursuant to this Clause.

11.     COSTS UNDERTAKING

        The Buyer shall on demand pay to the Vendors and discharge all Costs payable by them after an Event of Default.


12.     DEFAULT

12.1    Enforcement

        This Mortgage shall become immediately enforceable on the occurrence of any Event of Default, save on the occurrence of any Event of Default referred to in Clauses 7.1.2, 7.1.3, 7.1.11, 7.1.12 and 7.1.16 of the
        Loan Note where the Mortgage shall not become enforceable unless and until such Event of Default shall remain unremedied for a period of six months following its occurrence.

12.2    Consequences of default

        On and at any time after the occurrence of an Event of Default, the Vendors in their absolute discretion may by written notice to the Buyer confirming such Event of Default:

12.2.1 declare the Secured Liabilities to be immediately due and payable, together with accrued interest thereon and any other sums then owed by the Buyer under and, upon that declaration, such sums shall become immediately due and payable without demand or notice of any kind, all of which are hereby expressly waived by the Buyer; or

12.2.2 declare the Secured Liabilities to be due and payable on demand of the Vendors; and/or

12.2.3 subject to Clause 12.1, declare the security constituted by the Loan Documents to be enforceable.

13.     STATUTORY POWER OF SALE

13.1 For the purposes of all powers implied by statute, and in particular the power of sale under Section 101 of the LPA (Powers incident to estate or interest in a mortgage), the Secured Liabilities will be deemed to have become due when the security created by this Mortgage becomes enforceable in accordance with Clause 12.1 and Section 103 of the LPA (Regulation of exercise of power of sale) and Section 93 of the LPA (Restriction on consolidation of mortgages) will not apply.

13.2 The Vendors may exercise their statutory power of sale in respect of the whole or any part of the Charged Property.

14.     PROTECTION OF THIRD PARTIES

14.1 Any person (including, without limitation, any purchaser, mortgagor or mortgagee) (in this Clause a "purchaser") dealing with the Vendors may assume without inquiry that:

14.1.1  some part of the Secured Liabilities has become due;

14.1.2  a demand for the Secured Liabilities has been duly made; and

14.1.3 such Secured Liabilities have become due within the meaning of Section 101 of the LPA (Powers incident to estate or interest in a mortgage).

14.2 No purchaser dealing with the Vendors is to be concerned to enquire whether any power exercised or purported to be exercised by the Vendors has become exercisable, or as to the propriety or regularity of any sale by, or other dealing with, the Vendors. Any such sale or dealing is deemed to be within the powers conferred by this Mortgage and to be valid and effective accordingly. All the protection to purchasers contained in Section 104 (Conveyance on sale) and Section 107 (Mortgagee's receipt, discharges etc.) of the LPA and Section 42(3) of the Insolvency Act (Prohibition upon enquiry into administrative receiver's powers) apply to any purchaser.

15.     NO LIABILITY AS MORTGAGEE IN POSSESSION

        The Vendors are not liable to account as mortgagee in possession in respect of the Charged Property.

16.     POWER OF ATTORNEY

16.1 The Buyer hereby irrevocably appoints, by way of security, each of the Vendors and each person deriving title from any of them, severally to be its attorney (with full power to appoint substitutes and to sub-delegate) for it, in its name, on its behalf and as its act and deed or otherwise to sign or execute any deed or document or do any act or thing which the Buyer is, or may become, obliged to sign, execute or do pursuant to this Mortgage or which any of the Vendors or any person deriving title from any of them may in the reasonable discretion of such person think fit in connection with the exercise of any of the powers of such person or the realisation of any security constituted by this Mortgage.

16.2 Without prejudice to the generality of the foregoing, the Buyer unconditionally undertakes to the Vendors, and separately to each person deriving title from him, that it shall ratify and confirm anything done or purported to be done in accordance with Clause 16.1 by any attorney appointed pursuant to this Clause.

17.     CUMULATIVE AND CONTINUING SECURITY

17.1 This Mortgage is a continuing security to the Vendors regardless of any intermediate payment or discharge of any part of the Secured Liabilities and will not be prejudiced or affected by any act, omission or circumstance which, but for this Clause, might affect or diminish its effectiveness.

17.2 The security constituted by this Mortgage is in addition to, is not in substitution for, is without prejudice to, and does not merge with, any rights whatsoever which the Vendors may have, whether in respect of the Secured Liabilities or otherwise, including, without limitation, any rights arising under any other Security Interest, any bill, note, guarantee, contract or applicable rule of law.

17.3 Any receipt, release or discharge of the security constituted by, or of any liability arising under, this Mortgage shall not release or discharge the Buyer from any liability which may exist independently of this Mortgage to the Vendors.

17.4 Where the security constituted by this Mortgage initially takes effect as a collateral or further security to any other Security Interest held by the Bank then, notwithstanding any receipt, release or discharge given in respect of such other Security Interest, this Mortgage shall take effect as an independent security for any monies, liabilities or other sums secured by such other Security Interest.

18.     AVOIDANCE OF PAYMENTS

18.1 No assurance, security or payment which may be avoided under the law or subject to an order of the court made under any law relating to bankruptcy, insolvency, administration or winding-up, including, without limitation, the Insolvency Act, and no release, settlement or discharge given or made by the Vendors on the faith of any such assurance, security or payment, prejudices or affects the right of the Vendors:

18.1.1 to recover any monies from the Buyer (including, without limitation, any monies which it is compelled to refund under Chapter X (Malpractice before and during liquidation; penalisation of companies and company officers; investigations and prosecutions) of the Insolvency Act and any Costs payable by it incurred in connection with such process); or

18.1.2 to enforce the security constituted by this Mortgage to the full extent of the Secured Liabilities.

18.2 The Vendors may at their discretion retain the security so created as security for the Secured Liabilities for a period of one month plus any statutory period within which any such assurance, security or payment can be avoided or invalidated notwithstanding and without prejudice to any release, settlement, discharge or arrangement given or made by the Vendors.

18.3 If at any time within the period referred to in Clause 17.2 any person takes any step whatsoever relating to (i) the winding-up or administration of the Buyer; or (ii) any arrangement with the creditors of the Buyer, the Vendors may retain the whole or any part of the security constituted by this Mortgage for such further period as the Vendors may in their reasonable discretion think fit. Such security will be deemed to have been held and remained held by the Vendors as security for the payment to the Vendors of the Secured Liabilities.

19.     PAYMENTS AND WITHHOLDING TAXES

        The Buyer shall pay and discharge the Secured Liabilities without any set-off, counterclaim, restriction or condition, without regard to any equities between the Buyer and the Vendors and free and clear of, and without deduction or withholding for, or on account of, any Taxes, except to the extent that the Buyer is required by law to deduct or withhold any Taxes on any amounts payable under this Mortgage, in which case it shall pay to the Vendors such additional amount as may be necessary in order to ensure that the net amount received by the Vendors after the required deduction or withholding (including, without limitation, any required deduction or withholding on such additional amount) is equal to the amount that the Vendors would have received had no such deduction or withholding been made. Any additional amount paid under this Clause shall be treated as agreed compensation and not as interest.

20.     ASSIGNMENT

        The Buyer may not assign, transfer, novate or dispose of any of or any interest in, its rights and obligations under this Mortgage. The Vendors may assign, transfer, novate or dispose of any of or any interest in their rights under this Mortgage provided that they also transfer all their interest under the Loan Note.

21.     WAIVERS

        No failure or delay or other relaxation or indulgence on the part of the Vendors to exercise any power, right or remedy shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

22.     SEVERABILITY

        Each of the provisions of this Mortgage is distinct and severable from the others and if at any time one or more of such provisions is or becomes illegal, invalid or unenforceable the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

23.     NOTICES

23.1 Each party may give any notice, demand or other communication under or in connection with this Mortgage by letter, facsimile or comparable means of communication addressed to the other party at the address identified with its name below. Any such communication will be deemed to be given as follows:

23.1.1  if personally delivered, at the time of delivery;

23.1.2 if by letter, at noon on the business day following the day such letter was posted (or in the case of airmail, seven days after the envelope containing the same was delivered into the custody of the postal authorities); and

23.1.3 if by facsimile transmission or comparable means of communication during the business hours of the addressee then on the day of transmission, otherwise on the next following business day.

23.2 In proving such service it shall be sufficient to prove that personal delivery was made or that such letter was properly stamped first class, addressed and delivered to the postal authorities in the case of facsimile transmission or other comparable means of communication, that a confirming hard copy was provided promptly after transmission.

24.     LAW AND JURISDICTION

24.1 This Mortgage shall be governed by and construed in accordance with English law.

24.2 The Buyer agrees that any legal action or proceedings arising out of or in connection with this Mortgage against the Buyer or any of its assets may be brought in the High Court of Justice in England, irrevocably and unconditionally submits to the jurisdiction of such Court and irrevocably designates, appoints and empowers Faegre Benson Hobson Audley of 7 Pilgrim Street, London EC4V 6LB (attention: Edward Hoare) to receive for it and on its behalf, service of process issued out of such Court in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Vendors to take proceedings against the Buyer in whatsoever jurisdictions it thinks fit, nor shall the taking of proceedings in any one or more jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The Buyer waives objection to such Court on the grounds of inconvenient forum or otherwise as regards proceedings in connection with this Mortgage and agrees that the judgment or order of such Court in connection with this Mortgage is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

25.     COUNTERPARTS AND DELIVERY

25.1 This Mortgage may be executed in any number of counterparts, each of which is an original, and which together constitute one and the same document.

25.2 If this Mortgage is executed in more than one counterpart, this Mortgage is deemed to be delivered and has effect when:

25.2.1 each party other than the Vendors has executed a counterpart of this Mortgage;

25.2.2 each party other than the Vendors has handed over such counterpart to one of the other parties to this Mortgage; and

25.2.3  each of the counterparts has been dated.

25.3 If this Mortgage is not executed in more than one counterpart, this Mortgage is deemed to be delivered and has effect when each party other than the Bank has executed this Mortgage and this Mortgage has been dated.

25.4 The execution (whether under hand or as a deed) or sealing of this Mortgage by or on behalf of a party constitutes an authority to the solicitors or legal counsel acting for that party in connection with this Mortgage, or any agent or employee of such solicitors or legal counsel, to deliver it as a deed on behalf of that party.

25.5 Each party to this Mortgage agrees to be bound by this Mortgage despite the fact that any other person which was intended to execute or to be bound does not do so or is not effectually bound and despite the fact that any Security Interest contained in this Mortgage is terminated or becomes invalid or unenforceable against any other person whether or not such termination, invalidity or unenforceability is known to the Vendors.

IN WITNESS WHEREOF this Mortgage has been executed and delivered as a deed on the date written at the beginning of this Mortgage.

                                 THE SCHEDULE

                                  The Shares


              David Holden                 9,700 ordinary shares
              Leonard Walter Holden          100 ordinary shares
              Ronald Neil Holden             100 ordinary shares
              June Holden                    100 ordinary shares

EXECUTED and DELIVERED as a DEED                )     /s/   Charles T. Stout
for and on behalf of ACT Teleconferencing, Inc. )           Assistant Secretary
acting by:



Notice details
Address:

Fax No:
Telephone No:
Attention:



EXECUTED and DELIVERED as a DEED                )     /s/   David Holden
by David Holden in the presence of:             )

Witness name:

Witness signature:

Witness occupation:

Witness address:



Notice details
Address:

Fax No:
Telephone No:
Attention:


EXECUTED and DELIVERED as a DEED                )     /s/   Ronald Neil Holden
by Ronald Neil Holden in the presence of:       )


Witness name:

Witness signature:

Witness occupation:

Witness address:



Notice details
Address:

Fax No:
Telephone No:
Attention:

EXECUTED and DELIVERED as a DEED                )     /s/   June Holden
by June Holden in the presence of :             )

Witness name:

Witness signature:

Witness occupation:

Witness address:



Notice details
Address:

Fax No:
Telephone No:
Attention:



EXECUTED and DELIVERED as a DEED                )     /s/  Leonard Walter Holden
by Leonard Walter Holden in the presence of:    )


Witness name:

Witness signature:

Witness occupation:

Witness address:



Notice details
Address:

Telex No:
Fax No:
Telephone No:
Attention:

                                   Exhibit D
                                   ---------

                   VARIATION OF D HOLDEN'S SERVICE AGREEMENT
                   -----------------------------------------


A G R E E M E N T   dated 17 January 2001



B E T W E E N:

(1) ACT TELECONFERENCING LIMITED (company number 2707124) whose registered office is 7 Pilgrim Street London EC4V 6LB (the "Company")

(2)  DAVID HOLDEN of 41 Kingsend, Ruislip, Middlesex HA4 7DD ("Mr. Holden")



RECITALS

A. Mr. Holden is employed by the Company as Managing Director pursuant to the Service Agreement.

B. Mr. Holden and the Company have agreed that the employment of Mr. Holden will continue with effect from the Effective Date on the terms of the Service Agreement as varied by this Agreement.

C. In consideration of the payment to him by ACT Teleconferencing, Inc. of the sum of (Pounds)350,000 under the terms of the Share Purchase Agreement made between ACT Teleconferencing, Inc. and Mr. Holden and others dated 17/th/ January 2001 Mr. Holden hereby agrees to the terms of this Agreement.

THE PARTIES AGREE  as follows:

1.   Definitions
     -----------

     In this Agreement the following words and expressions shall have the following meanings:

     "Effective Date"      17/th/ January 2001

     "Service Agreement" the Service Agreement made between Mr. Holden and the Company dated 10/th/ April 1992 as
                                    varied on 30/th/ November 1993

     "Share Purchase Agreement" the Share Purchase Agreement dated 17/th/
                                    January 2001 made between ACT
                                    Teleconferencing, Inc. and Mr. Holden and others

2. The Service Agreement shall be amended with effect from the Effective Date as follows:

     2.1  The following clause shall be substituted for Clause 2:

          "2.1 This Service Agreement shall commence on a date to be mutually agreed and shall (subject as hereinafter provided) continue until 31st December 2005 (the "Fixed Term") and thereafter unless and until terminated by either party giving to the other six months' notice in writing such notice not to expire before 31st December 2005 provided that Mr. Holden may terminate this Agreement at any time by giving the Company six months' notice in writing within six months of either the redemption of the A Notes and B Notes as defined in a loan note instrument dated 17th January 2001 made between ACT Teleconferencing, Inc. and Mr Holden and others (the "Loan Note Instrument") or an Event of Default as defined in Clause 7 of the Loan Note Instrument."

     2.2  The following clause shall be added as Clause 2.2:

          "2.2 Notwithstanding the provisions of Clauses 2.1 (Notice) and 10(b)
               (Termination on account of illness or injury) the Company may at any time elect in its sole and absolute discretion to terminate Mr. Holden's employment forthwith on payment to Mr. Holden of an amount equal to the basic salary (at the rate then payable under Clause 5) together with any bonus and benefits in kind (subject to deduction of tax and national insurance) which he would have received during the period ending on either the expiry of the Fixed Term or, if later, the date on which the notice to which Mr. Holden is entitled under Clause 2.1 or Clause 10(b) would have expired."

     2.2  The following clause shall be added as Clause 2.3:

          "2.3 Without prejudice to the terms of Clause 2.2, the Company may at any time and for a period of no more than three months require Mr. Holden to cease performing his job. During any such period of garden leave:

               2.3.1 the Company shall continue to pay Mr. Holden's salary and provide all benefits and any bonus to which he is entitled under the Service Agreement;

               2.3.2 the Company shall be under no obligation to provide any work for Mr. Holden;

               2.3.3 the Company may require Mr. Holden to stay away from and have no contact with any premises, employees, officers, customers, clients, agents or suppliers of the Company;

               2.3.4 Mr. Holden shall, at the request of the Board, immediately deliver to the Company all or any property in his possession or control which belongs to the Company or which relates to the business of the Company;

               2.3.5 Mr. Holden shall at the written request of the Board immediately resign (without claim for compensation) from all and any directorships and other offices which he may hold in the Company and from any other appointments or offices which he holds as nominee or representative of the Company; and

                 2.3.6 for the avoidance of doubt, Mr. Holden shall continue to be bound by Clause 4 of the Service Agreement (obligation not to be employed in any other business)."

     2.3  The following Clause shall be substituted for Clause 5:

          "5.1 The Company will continue to pay Mr. Holden a salary at the rate of (Pounds)75,000 per annum during his employment which salary will accrue from day to day and be payable in arrears by equal monthly instalments on or around the last day of each calendar month.

          5.2 Mr. Holden's salary shall be reviewed by the Board of Directors of the Company with effect from 1/st/ January 2001 and subsequently with effect from 1/st/ January in each year and shall be increased by not less than the rate of increase in the Retail Prices Index for the preceding 12 month period.

          5.3 The salary referred to in Clause 5.1 will not be inclusive of any director's fees to which Mr. Holden may be entitled as a director of the Company."

     2.4 Clause 8 shall be amended to refer to Mr Holden's entitlement to five weeks' paid holiday, in place of four weeks' paid holiday, in every year.

     2.5  Clause 12 of the Service Agreement shall be amended to read:

          "12.1 In this Clause 12 the following words and expressions shall have the following meanings:

                 "Business"                  the business or businesses of the
                                             Company in or with which Mr. Holden
                                             has been involved or concerned,
                                             namely the provision of
                                             teleconferencing and electronic
                                             meeting services and products, at
                                             any time during the Prior Period

                 "directly or indirectly"    Mr. Holden acting either alone or
                                             jointly with or on behalf of any
                                             other person, firm or company,
                                             whether as principal, partner,
                                             manager, employee, contractor,
                                             director, consultant, investor or
                                             otherwise

                 "Group Company"             any holding company for the time
                                             being of the Company or any
                                             subsidiary for the time being of
                                             the Company or of any such holding
                                             company (for which purpose "holding
                                             company" and "subsidiary" have the
                                             meanings ascribed to them by
                                             section 736 of the Companies Act
                                             1985 as amended by the Companies
                                             Act 1989)

                 "Key Personnel"             any person who was an employee,
                                             agent, director, consultant or
                                             independent
                                   contractor employed, appointed or engaged by the Company or any Relevant Group Company at any time within the Prior Period who by reason of such employment, appointment or engagement and in particular his/her seniority and expertise or knowledge of trade secrets or confidential information of the Company or any Relevant Group Company or knowledge of or influence over the clients, customers or suppliers of the Company or any Relevant Group Company is likely to be able to assist or benefit a business in or proposing to be in competition with the Company or any Relevant Group Company

          "Prior Period"           the period of 12 months immediately preceding
                                   the Termination Date

          "Relevant Area"          the United Kingdom and any and all European
                                   countries where the Company has a material presence

          "Relevant Customer"      any person, firm company or organisation who
                                   or which at any time during the Prior Period is or was:-

                                   (i)   negotiating with the Company or a
                                         Relevant Group Company for the sale or
                                         supply of Relevant Products or
                                         Services; or

                                   (ii)  a client or customer of the Company or
                                         any Relevant Group Company for the sale
                                         or supply of Relevant Products or
                                         Services; or

                                   (iii) in the habit of dealing with the
                                         Company or any Relevant Group Company
                                         for the sale of supply of Relevant
                                         Products or Services

                                   and in each case with whom or which Mr.
                                   Holden was directly concerned or connected or of whom or which Mr. Holden had personal knowledge during the Prior Period in the course of his employment

          "Relevant Group Company" any Group Company (other than the Company)
                                   for which Mr. Holden has performed services under the Service Agreement or for which he has had operational/management responsibility at any time during the Prior Period

          "Relevant Products       products or services which are of the same
          or Services"             kind as or of a materially similar kind to or
                                   competitive with any products or services sold or supplied by the Company or any Relevant Group Company, including, but not limited to, teleconferencing and electronic meeting services and products, within the Prior Period and with which sale or supply
                                   Mr. Holden was directly concerned or
                                   connected or of which he had personal
                                   knowledge during the Prior Period in the course of his employment

          "Relevant Supplier"      any person, firm or company who at any time
                                   during the Prior Period was a supplier of any goods or services to the Company or any Relevant Group Company and with whom or which Mr. Holden had personal dealings during his employment

          "Restricted Period"      means the period of 12 months from the
                                   Termination Date, such period being reduced by any period of garden leave served by Mr.
                                   Holden pursuant to Clause 2.3 of the Service
                                   Agreement

          "Termination Date"       the date of termination for any reason of Mr.
                                   Holden's employment with the Company

     12.2 Mr. Holden understands and acknowledges that his senior position with the Company gives him access to and the benefit of confidential information vital to the continued success of the Company and influence over and connection with the Company's customers, suppliers, distributors, agents, employees and directors in or with which he is engaged or in contact and Mr. Holden hereby acknowledges and confirms that he agrees that the provisions appearing in Clause 12 below (on which he has had an opportunity to take independent advice as he hereby acknowledges) are reasonable in their application to him and necessary but no more than sufficient to protect the interests of the Company.

     12.3 Mr. Holden shall not without the prior written consent of the Board directly or indirectly at any time within the Restricted Period be engaged or concerned or interested in, or provide technical, commercial or professional advice to, any business within the Relevant Area which (a) competes or (b) will at any time during the Restricted Period compete with the Business. Nothing in this Clause 12.3 shall prevent Mr. Holden from holding securities in a company listed on a Recognised Stock Exchange where his holding does not exceed 5% of the class of securities concerned.

     12.4 Mr. Holden shall not without the prior written consent of the Board directly or indirectly at any time within the Restricted Period:-

          12.4.1 solicit the custom of, facilitate the solicitation of or deal with any Relevant Customer in respect of any Relevant Products or Services; or

          12.4.2 interfere or endeavour to interfere with the continuance of supplies to the Company or any Relevant Group Company (or the terms relating to those supplies) by any Relevant Supplier.

     12.5 Mr. Holden shall not without the prior written consent of the Board directly or indirectly at any time during the Relevant Period:-

          12.5.1    entice away from the Company or any Relevant Group Company;
                    or

          12.5.2 endeavour to entice away from the Company or any Relevant Group Company; or

          12.5.3    employ or engage; or

          12.5.4    endeavour to employ or engage, any Key Personnel.

          12.6 Mr. Holden acknowledges that the provisions of this Clause 12 shall constitute severable undertakings given for the benefit of the Company and each other Relevant Group Company and may be enforced by the Company on behalf of any of them.

          12.7 If any of the restrictions or obligations contained in this Clause 12 is held not to be valid on the basis that it exceeds what is reasonable for the protection of the goodwill and interests of the Company and any Relevant Group Company but would be valid if part of the wording were deleted then such restrictions or obligations shall apply with such deletions as may be necessary to make it enforceable.

          12.8 Mr. Holden acknowledges and agrees that he shall be obliged to draw the provisions of this Clause 12 to the attention of any third party who could reasonably be considered a competitor of the Company or any Relevant Group Company and who may at any time before or after the termination of his employment offer to engage him in any capacity and for whom or with whom Mr. Holden intends to work during the Restricted Period."

3. In consideration of the amendments to the Service Agreement set out at Clause 2 above, ACT Teleconferencing, Inc. shall pay to Mr. Holden the sum of (Pounds)350,000 without deduction of tax pursuant to the Share Purchase Agreement.



SIGNED by                   )
on behalf of                )
ACT TELECONFERENCING LIMITED)



SIGNED by DAVID HOLDEN      )

                                   Exhibit E
                                   ---------

                                BANK GUARANTEE
                                --------------

                               DEED OF GUARANTEE


THIS DEED OF GUARANTEE is made the 17/th/ JANUARY 2001 by:

BARCLAYS BANK PLC ("the Guarantor")

WHEREAS the Guarantor has agreed to guarantee (Pounds)750,000 of the (Pounds)1,172,000 convertible secured A Notes and upon repayment of the A Notes on 31 December 2001 thereafter to guarantee (Pounds)750,000 of the (Pounds)2,980,000 convertible secured B Notes both to be issued by ACT Teleconferencing Inc. pursuant to the terms of an instrument dated 17th January, 2001 of which this Guarantee shall be deemed to form part (the "Instrument") on the terms hereinafter provided.

NOW THIS DEED WITNESSES as follows:-

1.   The Guarantor hereby irrevocably  undertakes to each Noteholder that:-


1.1 if the A Notes or the B Notes (together the "Notes") any part thereof shall become repayable or redeemable pursuant to the terms of the Instrument then the Guarantor hereby guarantees to the Noteholders the payment by the Company of the principal amount of the Notes to be so redeemed or repaid in accordance with the terms and conditions of the Instrument and subject to the terms and conditions of this Guarantee; and

1.2 payments to be made by the Guarantor shall be made within 21 days after receipt by the Guarantor at its Corporate Banking Department, 60 Queen's Road, Reading, Berkshire for the time being marked for the attention of the Branch Director, of a written demand by the Noteholder provided that such demand shall:

     (a) be accompanied by the certificate relating to the Notes or such other documents, as the Guarantor may reasonably require, to establish the title of the Noteholder to the Notes in respect of which such demand is made;

     (b) be signed by and on behalf of the Noteholder and such signature is confirmed by the Noteholder's bankers or solicitors as that of the person it purports to be;

     (c) give full details of the Noteholder's name and address, the amount of principal which is claimed and the bank account in the United Kingdom in the name of the Noteholder to which the sum so demanded is to be paid by the Guarantor;

     (d)  certify that:

          (i) none of the Notes in respect of which such demand is made has been cancelled, redeemed or repurchased by the Company or converted into shares or securities of the Company or any other company; and

          (ii) the principal amount of the Notes (or part thereof) is and remains due and payable by the Company, all conditions and demands necessary in connection therewith have been fulfilled and made, any grace period relating thereto has elapsed and the Company is not contesting the liability in circumstances where the Company is entitled to withhold payment.

          (iii)

2. The undertakings contained in paragraph 1 above are continuing undertakings and shall remain in force notwithstanding:

     (a) any obligation of the Company in respect of its payment obligations under the Instrument being void or unenforceable; or


     (b) the liquidation or dissolution of the Company or the appointment of a receiver or administrator of all or any part of the assets of the Company or any analogous event occurring in any other relevant jurisdiction.

3. Notwithstanding anything to the contrary herein, it is hereby confirmed that this Guarantee constitutes the Guarantor's direct obligation to make payment in accordance with the terms of this Guarantee without reference to the Company and without examination of the liability of the Company under the Note or Notes. Any amounts due hereunder will be paid without reference to any rights of set off or counter claim that the Company or the Guarantor have against the Noteholders and whether or not the Company disputes the truth or accuracy of any statement given.

4. Subject to the provisions of paragraphs 5 to 7 below the liability of the Guarantor hereunder shall not be impaired or discharged by reason of any time or other indulgence which the Noteholder may grant to the Company or by any forbearance whether as to payment time or otherwise nor by any variation compromise or release of the obligations of the Company, provided that the Guarantor shall not be bound by any such other matter or thing which would operate either to increase the Guarantor's actual or contingent liabilities hereunder or extend any due date for any of the Company's obligations under the Notes.

5. No variation or modification to the provisions of the Instrument or of the rights of the Noteholder shall be made without the prior consent in writing of the Guarantor.

6.   The liabilities of the Guarantor hereunder shall:

     (a) be limited to a sum or sums not exceeding in aggregate (Pounds)750,000 and in relation to the principal amount due under the Notes; and

     (b) be null and void and this Guarantee shall cease to have effect on the earlier of 31 March 2006 (being three months after the final tranche of the B Notes has been repaid) and the date on which a demand by a Noteholder is met by the Guarantor in the aggregate amount of (Pounds)750,000 whether the Notes are returned to the Company or the Guarantor or not and the Guarantor shall have no liability under this Guarantee, save to the extent of any demand delivered to the Guarantor prior to 31 March 2006 which complies with the requirements of this Guarantee.

7. For the avoidance of doubt this Guarantee shall cease immediately in respect of any Notes purchased or redeemed by the Company.

8. Payments by the Guarantor under this undertaking shall be made in accordance with the provisions of the Instrument. Receipt by a Noteholder of all or any sums paid by the Guarantor under this Guarantee shall be a good discharge of the Guarantor's liabilities under this Guarantee as against all Noteholders to the extent of the sums so paid and the Guarantor shall not be concerned to see to the application of any such sums. The Guarantor may rely on any demand or other document or information believed by the Guarantor to be genuine and correct and to have been signed or communicated by the person(s) by whom it purports to be signed or communicated and the Guarantor shall not be liable for the consequences of such reliance and shall have no obligation to verify that the facts or matters stated therein are true and correct.

9. All payments made by the Guarantor under the terms of this Guarantee and the Notes shall be treated as payment by it as Guarantor and shall discharge the liabilities of the Guarantor in such capacity in respect of the amounts for which such payments are made hereunder accordingly.

10. Any payment to be made hereunder will be made after any withholding or deduction for or on account of any tax or duty imposed or levied by any authority having power to tax such payment which the Guarantor shall for the time being be required by any applicable law to withhold or deduct and the Guarantor shall not be obliged to pay any additional amount to the Noteholders in respect of the tax or duty so withheld or deducted.

11. This Guarantee shall be governed by and construed in accordance with English law.

12. Words defined in the Instrument shall have the same meaning when used in this Guaranteed.

13. If the Noteholder intends to make a demand under paragraph 1.2 above but has lodged the certificate in respect of the Notes held by him with the Company, he shall be entitled to make a demand under paragraph 1.2 above by instead delivering with his demand under paragraph 1.2 above a true copy of the certificate together with his written certificate to the Guarantor that the copy is a true copy, that he is entitled to payment under the Notes represented by the copy certificate and that he has lodged the original certificate in respect of the Notes held by him with the Company and the Company has not paid.


In witness whereof this Guarantee has been executed by the Guarantor as a deed and it shall take effect the day and year first above written.

   THE COMMON SEAL of      )
   BARCLAYS BANK PLC       )
   was hereunto affixed    )
   in the presence of:     )

                                   Exhibit F

                              BUYER'S CERTIFICATE
                              -------------------

                            SECRETARY'S CERTIFICATE

                          ACT Teleconferencing, Inc.
                                January 5, 2001


I, Charles T. Stout, hereby certify that the following action was taken by the Board of Directors of ACT Teleconferencing, Inc. effective as of January 5, 2001:

RESOLVED, that:
1. ACT Teleconferencing, Inc. ("Company") appoint Barclays Bank PLC (the "Bank") as the Company's bankers;

2. the Company accept the terms of the Barclays Customer Agreement (a copy of which the Bank has provided) and confirm such acceptance to the Bank by completing the Bank's form of Appointment of Bankers;

3. Gavin Thomson and Gerald Van Eeckhout ("Authorized Persons") are authorized by the Company individually to:

     (a) enter into any other agreements (including banking facility agreements and indemnities) which they consider to be in the interests of the Company from time-to-time; and

     (b) give instructions concerning the operation of the Company's bank accounts and otherwise communicate with the Bank in each case in writing or verbally or by computer, in accordance with the Customer Agreement; and any Authorized Person can arrange for the Bank to provide products or services which are covered by the Customer Agreement.

FURTHER RESOLVED, that 360,000 shares of stock of ACT Teleconferencing, Inc. ("Company") be, and they hereby are, fully authorized for issuance to David Holden and his family members as divided by him as partial consideration of the Company's purchase of 40% of the common shares of ACT Teleconferencing Limited.


FURTHER RESOLVED, that the purchase of 40% of the common shares of ACT Teleconferencing Limited be, and it hereby is, approved as presented to the Board in its meeting of January 5, 2001, the form of documentation is ratified, and the officers are directed and authorized to negotiate any remaining issues, and are further authorized to execute all necessary documents, deliver the consideration required by the documents, and take all other action to complete the transaction within five business days following January 15, 2001.


/s/ Charles T. Stout                    Date: January 12, 2001
---------------------------------             ----------------------------
Charles T. Stout
Assistant Secretary

                                   Exhibit G

                                ESCROW AGREEMENT
                                ----------------


          DATED                                       17 JANUARY 2001
          -----------------------------------------------------------


                          ACT TELECONFERENCING, INC.

                                      and

                             DAVID LEONARD HOLDEN

                                      and

                             LEONARD WALTER HOLDEN

                                      and

                              RONALD NEIL HOLDEN

                                      and

                                  JUNE HOLDEN

                                      and

                               NABARRO NATHANSON



          -----------------------------------------------------------

                       ESCROW AGREEMENT RELATING TO THE
                  MORTGAGE OF 10,000 ORDINARY SHARES OF ACT
                           TELECONFERENCING LIMITED

          -----------------------------------------------------------

                               Nabarro Nathanson
                                 The Anchorage
                               34 Bridge Street
                                Reading RG1 2LU

                              Tel:  0118 950 4700
                              Fax:  0118 950 5640

                                 Ref: BSM/RHC

THIS AGREEMENT is made this 17th day of January 2001

BETWEEN:

(1) ACT TELECONFERENCING, INC. a Colorado Corporation whose principal place of business is at 1658 Cole Boulevard, Suite 130, Golden Colorado, 80401, USA ("Buyer");

(2) DAVID LEONARD HOLDEN, LEONARD WALTER HOLDEN, RONALD NEIL HOLDEN and JUNE HOLDEN (together "Vendors");

(3) NABARRO NATHANSON of The Anchorage, 34 Bridge Street, Reading RG1 2LU ("Escrow Agent" which expression shall include any successor to such firm).

WHEREAS:

(A) The Vendors and the Buyer have entered into an agreement of even date ("Sale Agreement") providing for the sale by the Vendors to the Buyer of 10,000 ordinary shares in the capital of ACT Teleconferencing Limited ("Limited"). Part of the consideration to be satisfied by the Buyer pursuant to the Sale Agreement is in the form of loan notes ("Notes") in favour of the Vendors pursuant to a loan note instrument of even date ("Loan Note Instrument").

(B) As partial security for the consideration which the Vendors are receiving pursuant to the Sale Agreement, the Buyer and the Vendors have entered into a mortgage of 40% of the ordinary shares in Limited of even date ("Mortgage").

(C) Clause 5.2 of the Mortgage sets out the requirement for an escrow arrangement as set out in this Agreement.


1.  DEFINITIONS AN INTERPRETATIONS

1.1 Words and expressions defined in the Sale Agreement, Mortgage and Loan Note Instrument shall, unless otherwise defined herein or inconsistent herewith, have the same meaning or use in this Agreement.

1.2 In the event that the Sale Agreement, Mortgage and Loan Note Instrument or any instructions by the Vendors are inconsistent with the provisions of this Agreement the provisions of this Agreement shall prevail.

1.3  Unless the context otherwise requires, in this Agreement:

      (a) the headings are for convenience only and shall not affect the interpretation hereof;

      (b) any reference to "this Agreement" or any other agreement or document shall be deemed to refer to the same as amended or modified or supplemented from time to time by the parties hereto or thereto;

      (c) any reference to a "clause" is a reference to a clause hereof;

      (d) words importing the singular shall include the plural and vice versa, words incorporating a gender shall include every gender and references to a person shall include bodies corporate, unincorporated associations and partnerships.

2.   APPOINTMENT

     The Vendors and the Buyer hereby irrevocably appoint and designate Nabarro Nathanson as the Escrow Agent for the purposes specified in this Agreement and the Escrow Agent hereby accepts such appointment and designation.


3.   ESCROW AGENT'S UNDERTAKING

     The Escrow Agent undertakes to the Buyer not to release the stock and share certificates or other documents of title to or representing the Shares or the Derivative Assets (both as defined in the Mortgage) delivered to it together with such duly executed transfers or assignments with the name of the transferee, date and consideration left blank which may be delivered to it (together the "Security Documents") unless and until David Holden (or his personal representatives or successors in title to the Notes issued to him) has certified to the Escrow Agent either (a) that he has given 14 days' notice to the Buyer that an unremedied (after allowing for any applicable grace period) Event of Default (as defined in the Mortgage) has occurred and that he seeks the immediate release of the Security Documents from the Escrow Agent or (b) that the Secured Liabilities (as defined in the Mortgage) have been repaid in full and accordingly the Security Documents shall be released to the Buyer (in which event the Escrow Agent shall so release them as soon as reasonably practicable).


4.   CERTIFICATES

4.1 The certificate required under clause 3 of this Agreement shall be in writing and signed by the person giving it. A certificate shall not be valid if transmitted by fax or email and the Escrow Agent shall not be deemed to have received a certificate prior to its actual receipt.

4.2 Any certificate under this Agreement to the Escrow Agent shall be delivered or sent to the Escrow Agent at The Anchorage, 34 Bridge Street, Reading
     RG1 2LU (reference BSM/RHC) or to such other address as may be notified by the Escrow Agent to the other parties to this Agreement from time to time.

5.   LIABILITY

5.1 The Escrow Agent shall not be liable in any manner to the Vendors or the Buyer for any action taken or omitted to be taken in good faith by such Escrow Agent hereunder or in connection herewith.

5.2 The Vendors and the Buyer hereby agree that the Escrow Agent shall be entitled to rely conclusively upon and shall be fully protected in acting upon any certificate received by it in connection with this Agreement and believed by the Escrow Agent in good faith to be genuine, contains the certification required in Clause 3 and correct and to have been signed by a proper person even if any such certificate or signature or endorsement thereon should prove to be invalid, unauthorised, fraudulent or forged.

5.3 The Vendors and the Buyer hereby agree that the Escrow Agent may release the Security Documents to the Vendors without any enquiry whatsoever as to the underlying circumstances or the accuracy or truthfulness of any certificate delivered to it under this Agreement and in particular without any enquiry of or notification to the Buyer.

5.4 The Vendors and the Buyer, jointly and severally, covenant and agree that they will indemnify and hold harmless the Escrow Agent from and against any and all damages, losses, costs and expenses incurred by the Escrow Agent by reason of its acceptance of its appointment and the conduct of its duties under this Agreement or by reason of any action taken or not taken by the Escrow Agent (otherwise than as a result of the Escrow Agent's wilful default) and each of the Vendors and the Buyer hereby waives to the fullest extent permitted by law, all of its rights to bring any action or bring any claim against the Escrow Agent for any action taken or not taken by the Escrow Agent under or in connection with this Agreement (unless such claim is caused by the Escrow Agent's wilful default in its obligations under this Agreement).

6.   COUNTERPARTS

     This Agreement may be executed in any number of counterparts by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, with all the counterparts held together to constitute one and the same instrument.

7.   LAW

     This Agreement shall be governed by and construed in accordance with English Law.

IN WITNESS whereof this Agreement has been duly executed on the date written at the being of it.



ACT Teleconferencing Inc.     )
by:                           )  /s/  Charles T. Stout
(authorised signatory)        )       Assistant Secretary


DAVID HOLDEN                  )  /s/  David Holden
                              )


LEONARD WALTER HOLDEN         )  /s/  Leonard Walter Holden
                              )


RONALD NEIL HOLDEN            )  /s/  Ronald Neil Holden
                              )


JUNE HOLDEN                   )  /s/  June Holden
                              )


NABARRO NATHANSON             )  /s/  Nabarro Nathanson